UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if the other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT
AND NOTICE OF
2023 ANNUAL MEETING
OF SHAREHOLDERS

Annual Meeting of Shareholders
March 15, 2023, 10:00 a.m. Eastern Time

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Items of Business:

1.  Election of eight directors for a term of one year

2.  To conduct an advisory vote on executive compensation

3.  To conduct an advisory vote on the frequency of conducting an advisory vote on executive compensation

4.  Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023

5.  Any other matters that properly come before the meeting

MEETING INFORMATION

Date:   March 15, 2023

Time:   10:00 a.m. Eastern Standard Time

Place:   Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

WHO MAY VOTE

You can vote if you were a stockholder at the close of business on January 17, 2023, the record date.

MATERIALS TO REVIEW

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2022 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, at the following website: http://www.astproxyportal.com/ast/03170

Your vote is extremely important. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Most stockholders are unable to attend the Annual Meeting. Even if you do plan to attend the Annual Meeting, we urge you to promptly vote by using the enclosed proxy card to vote by telephone or the Internet. You may also sign, date and return the proxy card in the postage-paid envelope provided. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this Proxy Statement and on the proxy card.

If you have any questions or need help voting your shares, please call the firm assisting us with the proxy solicitation:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-5836
Banks and Brokers may call collect: (212) 750-5833

This Proxy Statement is dated January 30, 2023
and is being mailed with the form of proxy on or shortly after January 30, 2023.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, March 15, 2023 at 10:00 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2022 Annual Report on Form 10-K and Annual Report to Stockholders will be available online at http://www.astproxyportal.com/ast/03170.

By Order of the Board of Directors Seth L. Kaplan Senior Vice President, General Counsel and Secretary
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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
1. Election of eight directors for a term of one year	FOR	15
2. To conduct an advisory vote on executive compensation	FOR	84
3. To conduct an advisory vote on the frequency of conducting an advisory vote on executive compensation	ONE YEAR	85
4. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023	FOR	87

BOARD NOMINEES

COMPOSITION OF BOARD NOMINEES

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The following table provides summary information about each director nominee. For more detailed information about our directors, see “Proposal 1–Election of Directors” on page 15.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Travis W. Cocke	35	2023	Founder and Chief Investment Officer of Voss Capital		Nominating and Corporate Governance*
H. C. Charles Diao	65	2022	Private investor and strategic advisory services consultant		Finance*
Louis J. Grabowsky	71	2015	Founder and principal of Juniper Capital Management		Audit*
Lacy M. Johnson	70	2019	Partner, Public Affairs Strategies Group, Taft Stettinius & Hollister LLP		Compensation, Nominating and Corporate Governance
James W. Sight	67	2019	Private Investor		Audit*
Samanta Hegedus Stewart	47	2018	Consumer, Technology and Financial Services practice of Egon Zehnder		Nominating and Corporate Governance
Michelle L. Taylor	54	2022	New Product Quality Director, Trane Technologies		Audit
Cheryl L. Turnbull	62	2018	Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University		Compensation*

*	Also a member of the Committee on Strategic Considerations
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GOVERNANCE HIGHLIGHTS

We recognize that strong corporate governance contributes to long-term shareholder value. We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy. Our enhanced corporate governance practices include the items below:

Recent Changes

In line with our commitment to enhanced corporate governance practices, the Board made the following changes in 2022:

●   Declassified the Board, so that each director is up for election at each annual meeting of shareholders

-    This year, all directors are up for election except for the class of five directors elected in 2021, whose terms will expire in 2024

-    Beginning in 2024, all directors will be up for election annually

●   Reduced the percentage of outstanding voting power required to call a special meeting to 25%

Independence

●  Every member of the Board except our CEO is independent

●  Strong independent Lead Director with clearly delineated duties

●  All standing Board Committees composed entirely of independent directors

●  Regular executive sessions of independent directors Board

Best Practices

●  Annual shareholder outreach program

●  Proactive Board that responded to shareholder feedback with clear actions including:

-   Declassification of the Board

-   Reduction of voting power needed to call a special meeting

-   Commitment to further diversify with an objective that, by 2025, 40% of independent directors will be women or persons of color

●  Diverse Board in terms of gender, ethnicity, and specific skills and qualifications

●  Strategy and risk oversight by full Board and Committees

●  Periodic changes to membership of standing Board Committees

●  Long-standing commitment to sustainability and corporate social responsibility

●  Robust stock ownership guidelines for executive officers and nonemployee directors

Accountability

●  Annual Board and Committee self-evaluations, including individual Board member evaluation

●  A substantial portion of compensation paid to our NEOs is performance-based

●  Clawback policy that applies to our short and long-term incentive plans

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2022 PERFORMANCE SNAPSHOT

Our performance in fiscal 2022 reflects the impact of the cumulative strategic actions we have taken to strengthen Griffon and position ourselves for future growth and increased profitability.

Our business model is delivering results

We generated record revenue and record adjusted EBITDA in fiscal 2022, while managing a strategic transactions review process that was publicly announced in 2022.

Our leverage remains below 3.0x net debt to EBITDA(1) as of the end of fiscal 2022 which, coupled with our strong free cash flow and proven ability to access the capital markets, leaves ample resources for us to execute on our acquisition strategy and return capital to shareholders.

While we are pleased with our results, we believe there is additional runway to drive incremental value and we are executing on our strategy to deliver it.

FISCAL YEAR 2022 RESULTS OVERVIEW

(1)	Calculated based on the applicable covenant in Griffon’s credit agreement.
(2)	On a continuing operations basis; excludes the results of the Telephonics business which was classified as discontinued operations in our Annual Report on Form 10-K filed on November 17, 2021 (“2021 10-K”).
(3)	For a reconciliation of Adjusted EBITDA (defined as Segment Adjusted EBITDA less Unallocated amounts, excluding depreciation) to Income (loss) before taxes from continuing operations (a) for 2019, see note 18 in our 2021 10-K, and (b) for 2020, 2021 and 2022, see note 18 to our Annual Report on Form 10-K filed November 18, 2022 (“2022 10-K”). Income (loss) before taxes from continuing operations was ($270.9) million for 2022, $110.0 million for 2021, $67.5 million for 2020 and $46.2 million for 2019.
(4)	For a reconciliation of Earnings (loss) per share from continuing operations to Adjusted EPS from continuing operations, (a) for 2019, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) in our 2021 10-K; and (c) for 2020, 2021 and 2022, see MD&A in our 2022 10-K. Earnings (loss) per share from continuing operations was $(5.57) for 2022, $1.32 for 2021, $0.92 for 2020 and $0.59 for 2019.
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EXECUTIVE COMPENSATION HIGHLIGHTS

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. We believe our compensation practices and our overall level of executive compensation reflect our commitment to performance-based pay.

We provide highlights of our compensation program below. Please review our Compensation Discussion and Analysis and compensation-related tables beginning on page 37 of this Proxy Statement for a complete understanding of our compensation program.

Compensation program highlights
●

Based on shareholder feedback,

-

beginning in fiscal 2023, we included ESG as a performance metric for our short-term cash incentive program for our NEOs

-

beginning in fiscal 2022, we included free cash flow as a component of our long-term cash incentive program for our NEOs

-

beginning in fiscal 2022, we included return on invested capital as a performance measure for equity grants to our CEO and COO

●

For 2023, we use three different performance metrics as the basis for our short-term cash program, with weightings of 75% assigned to EBITDA, 15% assigned to working capital and 10% assigned to ESG

●

We reduced our CEO’s total compensation by 27% from fiscal 2021 to fiscal 2022, as reported in the summary compensation table

●

Our independent compensation consultant (Gallagher) analyzed the aggregate compensation of our corporate executive staff compared to that of the companies in our self-selected industrial peer group. Gallagher concluded that the aggregate compensation cost of our corporate executive staff was between the 55th and 60th percentile of the aggregate compensation cost of the executive staff for the companies in this group.

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PERFORMANCE-BASED COMPENSATION STRUCTURE

CEO	Other NEO
2022 Compensation Mix	2022 Compensation Mix

[Note: equity awards are based upon grant date value]

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ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after January 30, 2023, this Proxy Statement is being mailed to stockholders who were stockholders as of the January 17, 2023 record date, as part of the Board of Directors’ solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2022 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon,” the “Company,” “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2022 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about January 30, 2023 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of eight directors for a term of one year

2.	An advisory vote on executive compensation

3.	An advisory vote on the frequency of conducting an advisory vote on executive compensation

4.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023

We do not expect you to vote on any other matters at the meeting.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on January 17, 2023. Each share of stock is entitled to one vote.

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How does the Board recommend I vote on each of the proposals?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AS FOLLOWS:

●	“FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTORS LISTED IN THIS PROXY STATEMENT UNDER PROPOSAL 1

●	“FOR” THE NON-BINDING, ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION UNDER PROPOSAL 2

●	“ONE YEAR” FOR THE NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF CONDUCTING AN ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION UNDER PROPOSAL 3

●	“FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE CURRENT FISCAL YEAR UNDER PROPOSAL 4

All valid proxies will be voted as the Board unanimously recommends, unless otherwise specified. A shareholder may revoke a proxy before the proxy is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy, by casting a new vote by telephone or the Internet or by attending the Annual Meeting in person and voting the shares the proxy represents at the Annual Meeting.

Can a Shareholder Raise Other Business at the Annual Meeting?

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named on the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

How do I vote?

VOTING BY PROXY

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

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VOTING AT THE MEETING

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

It is extremely important that your shares be represented and voted at the Annual Meeting. If you have any questions or need assistance voting, please call InnisFree, our proxy solicitor, at (212) 750-5833 (call collect) or (877) 750-5836 (toll-free from the U.S. and Canada).

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy card with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

If you signed and return a proxy card, but do not include voting instructions, your shares will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, ONE YEAR, on an advisory basis, for the frequency of conducting an advisory vote on the compensation of Griffon’s named executive officers, and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive multiple Proxy Statements or proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every proxy card or voting instruction form you receive. Only the latest dated proxy you submit will be counted.

We recommend that, at some point, you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC (“AST”) and its telephone number is 718-921-8300.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2022 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees, and conserves natural resources. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2022 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement or our 2022 Annual Report, stockholders may write or call our proxy solicitor at the following address and telephone number:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-5836
Banks and Brokers may call collect: (212) 750-5833

Stockholders who are the beneficial, but not the record holder, of shares of Griffon Stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy, unless you attend the meeting and vote in person.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Under applicable NYSE rules, brokerage firms generally have the authority to vote customers’ shares on certain “routine” matters, including the ratification of the independent registered public accounting firm. At our meeting, these shares will be counted as voted by the brokerage firm with respect to the ratification of the independent registered public accounting firm in proposal four.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one, two and three are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases in which you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

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How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a proxy card in the mail, by mailing a completed proxy card. Shares owned by ESOP participants may NOT be voted in person at the Annual Meeting.

AST will tabulate the votes of participants in the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Principal Financial Services, Inc., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. The trustee will also vote the unallocated shares in the ESOP in the same manner and proportions as those votes cast by participants submitting timely voting instructions. AST will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly submit your proxy. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of January 17, 2023 must be present at the meeting. This is referred to as a quorum. On January 17, 2023, there were 57,186,222 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, so the eight director nominees receiving the most votes will be elected. You may vote “FOR” up to eight nominees to the Board, or you may WITHHOLD authority with respect to all nominees or one or more nominees. Broker non-votes will have no impact on the outcome of the vote.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will have the same impact as a vote against this proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required to approve the advisory vote on the frequency of conducting an advisory vote on executive compensation?

Approval of the advisory vote on the frequency of conducting an advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will have the same impact as a vote against this proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of conducting an advisory vote on executive compensation.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will have the same impact as a vote against this proposal.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Summary

We have the right board to continue executing on Griffon’s strategy to drive margin expansion and organic growth, while opportunistically pursuing value-enhancing acquisitions. We believe that our Board is composed of individuals who collectively possess the right mix of skills, qualifications, and experience to promote shareholder interests and oversee management as it executes on its strategic plans and positions Griffon for future growth and increased profitability.

Our certificate of incorporation currently provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors. Our Board used to be divided into three classes, with the term of each class expiring in successive years. Last year we amended our Certificate of Incorporation to eliminate our classified structure. The term for five of our directors, each of whom was elected to serve a three-year term in 2021, expires at the Annual Meeting of Stockholders in 2024. The term for each of our other directors expires at the Annual Meeting of Stockholders in 2023. Beginning at the 2024 Annual Meeting of Stockholders, each director will be elected for a one-year term.

Our Board of Directors now consists of fourteen directors as set forth below.

GRIFFON’S CURRENT BOARD OF DIRECTORS

Members of the Board serving until 2023 (To Serve Until the Annual Meeting of Stockholders in 2023)	Thomas J. Brosig* Travis W. Cocke H. C. Charles Diao Louis J. Grabowsky Lacy M. Johnson James W. Sight Samanta Hegedus Stewart Michelle L. Taylor Cheryl L. Turnbull

Members of the Board serving until 2024 (To Serve Until the Annual Meeting of Stockholders in 2024)	Henry A. Alpert Jerome L. Coben Ronald J. Kramer General Victor Eugene Renuart (USAF Ret.) Kevin F. Sullivan

* Mr. Brosig will be retiring from the Board of Directors effective as of the conclusion of the election of directors at our 2023 Annual Meeting and therefore is not being nominated for re-election. Accordingly, our Board of Directors will consist of thirteen directors following the conclusion of the 2023 Annual Meeting.
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Cooperation Agreement with Voss

Travis W. Cocke, a director of Griffon, is the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC. On January 8, 2023, Griffon entered into a cooperation agreement (the “Cooperation Agreement”) with Voss Capital, LLC and certain of its affiliates (collectively, “Voss”), pursuant to which we agreed to appoint Mr. Cocke, the Chief Investment Officer of Voss, as a new director to the Board and nominate him and H. C. Charles Diao for election at the Annual Meeting. Pursuant to the Cooperation Agreement, Mr. Cocke was appointed to the Board and to the Nominating and Corporate Governance Committee and the Committee on Strategic Considerations effective as of January 9, 2023.

The Cooperation Agreement further provides that at Voss’s election, we will ensure that the size of the Board following the Annual Meeting is not more than thirteen members.

Pursuant to the Cooperation Agreement, Voss irrevocably withdrew its nomination notice regarding its slate of proposed director nominees for election at the Annual Meeting. The Cooperation Agreement also provides for certain procedures for determining replacements for the newly appointed directors, as well as customary standstill restrictions, voting commitments, and other provisions restricting certain conduct and activities during the periods specified in the Cooperation Agreement, among other items.

A summary of the Cooperation Agreement is included in a Form 8-K filed with the U.S. Securities and Exchange Commission on January 9, 2023, with the full Cooperation Agreement filed as an exhibit to the Form 8-K.

Director Diversity

Our directors have a diverse mix of backgrounds, qualifications, skills and experiences that we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy. We have a balance of new and tenured directors, reflecting our commitment to proactive Board refreshment.

Following Mr. Brosig’s retirement and assuming the election of all eight of our nominees to the Board:

●	the average age of our directors will be 64 years and the median tenure will be 5 years

●	12 of our 13 directors, or 93%, will be independent

●	31% of our directors will be diverse

The charts below are based on the composition of the Board following the Annual Meeting, assuming all of our nominees are elected to the Board.

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Overview of 2023 Nominees

Travis W. Cocke Age: 35 Independent Director Since: 2023 Committee: Nominating and Corporate Governance*	H. C. Charles Diao Age: 65 Independent Director Since: 2022 Committee: Finance*	Louis J. Grabowsky Age: 71 Independent Director Since: 2015 Committee: Audit*	Lacy M. Johnson Age: 70 Independent Director Since: 2019 Committee: Compensation, Nominating and Corporate Governance

James W. Sight Age: 67 Independent Director Since: 2019 Committee: Audit*	Samanta Hegedus Stewart Age: 47 Independent Director Since: 2018 Committee: Nominating and Corporate Governance	Michelle L. Taylor Age: 54 Independent Director Since: 2022 Committee: Audit	Cheryl L. Turnbull Age: 62 Independent Director Since: 2018 Committee: Compensation*

*	Also a member of the Committee on Strategic Considerations.
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Travis W. Cocke, H. C. Charles Diao, Louis J. Grabowsky, Lacy M. Johnson, James W. Sight, Samanta Hegedus Stewart, Michelle L. Taylor and Cheryl L. Turnbull are nominated for election at this Annual Meeting of stockholders to hold office until the annual meeting of stockholders in 2024 or until their successors are chosen and qualified. Each of these nominees is currently a director on our Board.

The Board unanimously recommends that the shareholders vote “FOR” all of the director nominees.

Board Composition

We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated requirements of the Board. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

The following matrix provides information regarding certain qualifications and experience possessed by the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

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	Public Company Leadership (CEO/ Board)	Senior Leadership (C-Suite Executive or equivalent)	Operations Management	Consumer Product or Consumer Services Industry	Business Owner	Financial, Transactional, Accounting	Investment Asset Management	Legal
Alpert

Brosig

Coben

Cocke

Diao

Grabowsky

Johnson

Kramer

Renuart

Sight

Stewart

Sullivan

Taylor

Turnbull
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DIRECTOR NOMINEE BIOGRAPHIES Nominees for Consideration During the 2023 Annual Meeting of Shareholders

Travis W. Cocke Age: 35 Independent Director Since: 2023 Committee: Nominating and Corporate Governance*	Mr. Travis W. Cocke has been a Director since 2023. Mr. Cocke was appointed to the Board of Directors effective January 9, 2023 pursuant to the Cooperation Agreement. Mr. Cocke has served as the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC, a fundamental research-driven, value-oriented hedge fund focused on special situations, since October 2011. Prior to founding Voss Capital, Mr. Cocke served as a Portfolio Manager at Farney Management Corp., a family investment office, from 2010 to 2011. Prior to that, Mr. Cocke served as a Generalist Research Analyst at Ascendant Advisors, LLC, a Houston-based registered investment adviser, from August 2009 to July 2010. Mr. Cocke is a designee of Voss Capital and brings to the Board experience as an investor in the public equity markets and the perspective of a significant stockholder.

H. C. Charles Diao Age: 65 Independent Director Since: 2022 Committee: Finance*

Mr. H. C. Charles Diao has been a Director since 2022. Mr. Diao is a private investor and also provides strategic advisory services to corporate, venture capital, and private equity clients. From 2012 until June 2021, Mr. Diao was Senior Vice President of Finance and Corporate Development and Corporate Treasurer at DXC Technology Company (NYSE: DXC) and Vice President and Corporate Treasurer of its predecessor, Computer Science Corp, with responsibility for and management of global treasury operations, corporate finance and capital markets, corporate development and M&A, pension plans and risk management/insurance. From 2008 to 2012, Mr. Diao provided strategic advisory services to corporate clients and was CIO of an investment management firm that managed alternative investments on behalf of institutional family offices. Mr. Diao was formerly a Senior Managing Director at Bear Stearns where he was the Group Head for Special Situations Credit, a partner within the firm’s TMT investment banking practice and a member of the firm’s Investment Banking Committee and IPO Committee. Prior to that, Mr. Diao was Group Head of the Telecom & Media Group at Prudential Securities Inc. where he began his career in mergers & acquisitions and in the Merchant Banking group. Mr. Diao has served on the board of directors of Turning Point Brands, Inc. (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, since 2012, where he is currently Chairman of the Audit Committee and a member of the Nominating and ESG Committee. Mr. Diao has served on the board of directors of Synechron Holdings Ltd., a global provider of digital transformation and technology consulting services focused on major financial institutions, since 2022, where he is currently Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Human Capital Committee. Mr. Diao also served as a member of the board of directors of television broadcaster and digital media company Media General Inc. (formerly NYSE: MEG), the successor via merger to New Young Broadcasting Holdings Inc., from August 2012 until January 2017. Mr. Diao has been an executive officer at numerous corporations and brings to the Board significant experience in finance and banking.

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Louis J. Grabowsky Age: 71 Independent Director Since: 2015 Committee: Audit*	Mr. Louis J. Grabowsky has been a Director since 2015. He is a founder and principal of Juniper Capital Management, a financial sponsor that provides capital to high growth potential but under-resourced U.S. entrepreneurial companies. Prior to founding Juniper Capital, Mr. Grabowsky was a partner at Grant Thornton LLP from 2002 to 2014, serving as Chief Operating Officer from 2009 to 2013 and Senior Advisor, Operations from 2013 until his retirement in July 2014. Mr. Grabowsky currently serves on the boards of various portfolio companies in which Juniper Capital is an investor. Mr. Grabowsky brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

Lacy M. Johnson Age: 70 Independent Director Since: 2019 Committee: Compensation + Nominating & Corporate Governance	Mr. Lacy M. Johnson has been a director since November 2019. In 2021 Mr. Johnson joined the law firm Taft Stettinius & Hollister LLP, where he is a partner in the Public Affairs Strategies Group and partner-in-charge of the firm’s Washington D.C. office. From 1993 to February 2021, Mr. Johnson was a partner with the law firm of Ice Miller LLP, where his primary practice areas focused on public affairs services and he served as co-chair of the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. He is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. Mr. Johnson serves on the Board of Directors of Kemper Corporation (NYSE: KMPR). As a practicing attorney for over twenty years, Mr. Johnson brings to the Board broad experience and insight in various aspects of business law; in addition, Mr. Johnson’s background in public affairs and government relations brings a unique perspective to the Board.

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James W. Sight Age: 67 Independent Director Since: 2019 Committee: Audit*	Mr. James W. Sight has been a Director since July 2019. He is currently on the Board of Fiduciary Benchmarks Insights, LLC, an independent, private company that provides consulting services to the retirement plan industry. Mr. Sight has been a private investor for over twenty-five years, serving on the boards of numerous public companies, including most recently ImageWare Systems, Inc. (OTCQB: IWSY) from May 2021 to September 2021 and Photomedex, Inc. (formerly NASDAQ: PHMD) from 2010 through 2015. Mr. Sight has over two decades of experience in corporate restructurings and financings, having advised both public companies and creditors in these areas serving as a board member, consultant and on creditors’ committees. From 2007 through 2012, Mr. Sight was a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust (formerly NYSE: FLMP), and served in the office of the REIT’s President; and from 1998 to 2006, he served as a consultant to LSB Industries (NYSE: LXU). Mr. Sight brings to the Board substantial experience regarding financing matters, as well as the perspective of a long-term investor.

Samanta Hegedus Stewart Age: 47 Independent Director Since: 2018 Committee: Nominating and Corporate Governance	Ms. Samanta Hegedus Stewart has been a Director since September 2018. In March 2022, Ms. Stewart joined the Consumer, Technology and Financial Services practice of Egon Zehnder, a preeminent global leadership advisory firm. She was Senior Vice President and Head of Investor Relations at Endeavor, a global leader in sports, entertainment and fashion with a portfolio of companies including WME, IMG and UFC, since February 2019. From 2013 to 2018, she was Head of Investor Relations for Manchester United, an English Premier League football team; Director of Investor Relations at Snap Inc. (NYSE: SNAP), leading the investor relations efforts behind its initial public offering; and Chief Investment Officer of Soho House, a global private membership club and lifestyle brand that features hotels, food and beverage venues, gyms and retail outlets. Prior to such time, Ms. Stewart was Vice President of Investor Relations for Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts, for ten years. Ms. Stewart began her career in investment banking at Morgan Stanley. Ms. Stewart brings to the Board important perspectives regarding potential investments and acquisitions, as well as regarding investor relations and media and public relations.

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Michelle L. Taylor Age: 54 Independent Director Since: 2022 Committee: Audit	Ms. Michelle L. Taylor has served as Director, New Product Quality, at Trane Technologies (NYSE: TT) since March 2021, responsible for leading the North America Commercial HVAC New Product Quality Team. Prior to joining Trane, Ms. Taylor spent ten years at Cummins, Inc. (NYSE: CMI), a global power leader, where she held several roles including Executive Director, Global Supplier Quality; Director, North America Defense and Government Sales; and Global Diversity Procurement Director. Prior to joining Cummins, Ms. Taylor held positions at the Allison Transmission Division of General Motors, Ford Motor Company and Delco Remy International, as well as with IC Leadership Training Group, a provider of professional and business development services for small businesses. Ms. Taylor brings to the Board a broad range of industrial experience, particularly in the areas of manufacturing, supply chain management and quality.

Cheryl L. Turnbull Age: 62 Independent Director Since: 2018 Committee: Compensation*	Ms. Cheryl L. Turnbull has been a director since May 2018. She is the Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University. Ms. Turnbull has been with Ohio State in a number of different capacities since 2013. From 2009 to 2012, Ms. Turnbull was a founding partner at Capital Transactions, LLC, a corporate advisory firm that partners with senior management teams and corporate boards at privately held companies to consult regarding business strategy, operating and financial plans and funding. Prior to 2012, Ms. Turnbull served in a variety of private equity, venture capital and other investment management roles, and served as a managing director at a merchant bank. Ms. Turnbull currently serves on the boards of directors of a number of non-profit and community organizations. Her extensive experience in working with corporate management teams and boards allows her to assist the Board in a wide array of operational and financial matters.

*	Also a member of the Committee on Strategic Considerations

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
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STANDING DIRECTOR BIOGRAPHIES Three-Year Term Expiring at the 2024 Annual Meeting of Shareholders

Henry A. Alpert Age: 75 Independent Director Since: 1995 Committee: Nominating and Corporate Governance + Finance	Mr. Henry A. Alpert has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, since 1985. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ: BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund stockholders, and experience in operations.

Jerome L. Coben Age: 78 Independent Director Since: 2020 Committee: Compensation + Finance*	Mr. Jerome L. Coben has been a director since July 2020. For almost four decades, Mr. Coben was a corporate lawyer focusing on mergers and acquisitions, securities and finance matters and other business transactions. Mr. Coben co-founded the Los Angeles office of Skadden, Arps, Slate, Meagher and Flom LLP in 1983 and remained a partner at Skadden until his retirement from the practice of law in 2008, having served on various national firm management committees. From 2009 to 2011, Mr. Coben was a partner at the Zeughauser Group, a firm that provides management consulting services to law firms. Mr. Coben has served as a director of both public and private corporations and has occupied leadership roles with a variety of non-profit and community organizations, and continues to serve in some of such roles today. Through his representation of countless public and private companies in connection with a wide variety of corporate and governance matters and business transactions, Mr. Coben brings to the Board a wealth of experience in advising public and private companies regarding corporate legal matters.

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Ronald J. Kramer Age: 64 Chairman and CEO, Griffon Since: 1993 Committee: N/A	Mr. Ronald J. Kramer has been our Chief Executive Officer since April 2008, a director since 1993 and Chairman of the Board since January 2018. Mr. Kramer was Vice Chairman of the Board from 2003 until January 2018. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He currently serves on the Board of Directors of Douglas Elliman Inc. (NYSE: DOUG), and is also a member of the board of directors of each of Business Development Corporation of America and Franklin BSP Capital Corporation. Mr. Kramer has been a senior executive officer of a number of corporations, and brings to the Board extensive experience in all aspects of finance and business transactions.

General Victor Eugene Renuart (USAF Ret.) Age: 73 Independent Director Since: 2014 Committee: Finance	General Victor Eugene Renuart (USAF Ret.) has been a director since January 2014. He was an officer in the United States Air Force for over thirty-nine years prior to his retirement in 2010. General Renuart’s military service culminated with his service as Commander, North American Aerospace Defense Command and United States Northern Command from 2007-2010. During his tenure in the U.S. Air Force, General Renuart served as Senior Military Assistant to the Secretary of Defense for Secretaries Donald Rumsfeld and Robert Gates; Director of Strategic Plans and Policy, The Joint Staff; Vice Commander, Pacific Air Forces; and Director of Operations, United States Central Command. From 2010 to 2012, General Renuart served as Vice President, National Security and Senior Military Advisor to the CEO for BAE Systems, Inc. Since 2012, General Renuart has been President of The Renuart Group, LLC, a defense, homeland security, energy, and leadership consulting firm. He currently serves on the Board of Kymeta Corp., a satellite systems manufacturer, and Precision Aerospace Holdings, an aerospace machining corporation. General Renuart is also Chairman of the Indiana Innovation Institute, a non-profit, applied research organization supporting the Department of Defense and major research universities in Indiana, and serves on the boards of various private companies in the defense industry. As the former Chief Executive and Operating Officer for large military organizations with responsibility for annual multi-billion dollar budgets, General Renuart brings to the Board experience in the management and fiscal oversight of large organizations. His experience as a senior military officer also provides him with experience and insight regarding government policy and procurement.

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Kevin F. Sullivan Age: 69 Lead Independent Director Since: 2013 Committee: Audit and Finance*	Mr. Kevin F. Sullivan has been a Director since 2013. Mr. Sullivan was a Managing Director at MidOcean Credit Partners, a private investment firm that specializes in U.S. hedge fund investments, from 2013 until his retirement in December 2021. Prior to joining MidOcean in 2013, Mr. Sullivan was a Managing Director with Deutsche Bank, and a predecessor bank, Bankers Trust, from 1980 until November 2012. Mr. Sullivan held positions of increasing responsibility over his 32 years at Deutsche Bank and Bankers Trust, including Global Head for Loan Sales, Trading and Capital Markets; Head of Leveraged Finance—Asia; and last serving as Group Head for Asset Based Lending. He was also a member of the Capital Commitments Committee from 2002 to 2012 and a member of the Equity Investments Committee from 2008 to 2012. Mr. Sullivan serves on the Board of Directors of Studio City International Holdings Limited (NYSE:MSC). Mr. Sullivan’s decades of experience in finance, banking and capital markets allow him to assist the Board in evaluating all aspects of potential financing and capital markets transactions.

*	Also a member of the Committee on Strategic Considerations.

Note: All ages as of January 1, 2023

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CORPORATE GOVERNANCE

Highlights

We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy.

Key Corporate Governance Characteristics

    Independent Lead Director

    Stock Ownership Guidelines

    Executive Sessions of Independent Directors

    Independent Compensation Consultant

    Annual Board and Board Committee Self Evaluations

    Code of Business Conduct and Ethics

    Annual Stock Grant to Non-Employee Directors

    Ethics Hotline, with Anonymous Reporting

    Related Party Transaction Policy

    Disclosure Committee for Financial Reporting

    Annual Stockholder Approval of Executive Compensation

    Annual Shareholder Outreach to Solicit Input on Executive Compensation and Corporate Governance Matters

    Flexibility for Shareholders to Call Special Meetings of Shareholders

Board Leadership Structure

Our Board of Directors maintains a leadership structure composed of a lead independent director and a Chair who is not an independent director. Our Chief Executive Officer serves as Chairman of the Board; our lead independent director is selected by all independent directors on our Board and plays an active oversight role. As noted earlier, other than Mr. Kramer, each of our other thirteen directors is independent.

CHAIRMAN

Currently, the Company’s Chairman and CEO roles are held by Mr. Kramer. The Board believes that this structure serves the Company and its shareholders well, based primarily on (i) Mr. Kramer’s background, skills and experience, as detailed in his biography above; (ii) his history with Griffon and successful track record spearheading the Company’s strategic repositioning, including strong improvements to financial performance and operations; and (iii) a deliberate approach to capital allocation and M&A and divestitures.

The Chairman has the authority to call meetings of the Board and presides at such meetings. He has primary responsibility for shaping Board agendas (in consultation with the Lead Independent Director) and communicates with all directors on key issues and concerns outside of Board meetings.

LEAD INDEPENDENT DIRECTOR

Our lead independent director, Mr. Kevin F. Sullivan, has served in this role since November 2015. We believe that a lead independent director helps ensure independent oversight over the Company. The below list provides a comprehensive, but not exhaustive, list of the key duties and responsibilities of the lead independent director.

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Key Responsibilities of the Lead Independent Director

    Presides at meetings of the Board at which the Chairman is not present

    Presides at executive sessions of the independent directors

    Serves as a liaison between the Chairman and the independent directors

    Together with the Chairman, establishing the agenda for meetings of the Board

    Oversees the board and committee annual self-evaluation process

    Oversees the flow of information to the Board, and coordinates with the independent directors to ensure that they have access to information they request from time to time

    Collaborates with the Nominating and Corporate Governance Committee in monitoring the composition and structure of the Board

EXECUTIVE SESSIONS

Independent directors have the opportunity to meet in executive session without management present at their request. Executive sessions are chaired by the Independent Lead Director, Mr. Kevin F. Sullivan, and occur at least once annually. The Audit Committee and Compensation Committee also meet regularly in executive session. During executive sessions, the independent directors may review CEO performance and compensation; succession planning, strategy and risk; corporate governance matters; and any other matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

Director Independence

The Board of Directors has determined that each of Messrs. Alpert, Brosig, Coben, Cocke, Diao, Grabowsky, Johnson, Renuart, Sight and Sullivan, and Ms. Stewart, Ms. Taylor and Ms. Turnbull, are independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

In making this determination, the Board considered all relevant facts and circumstances. With respect to Mr. Grabowsky, the Board considered that Mr. Grabowsky was a partner and member of the senior management of Grant Thornton LLP until his retirement from Grant Thornton LLP in August 2014. In determining that this former relationship does not constitute a “material relationship” that would impede the exercise of independent judgment by Mr. Grabowsky, the Board considered, among other things, that Mr. Grabowsky never personally performed any work on the audits of Griffon’s financial statements, and that Mr. Grabowsky has no financial relationship with Grant Thornton LLP and no ability to influence Grant Thornton LLP’s operations or policies.

With respect to Mr. Cocke, the Board considered that Mr. Cocke is the founder and Chief Investment Officer of Voss Capital, and considered the relationships and transactions between Griffon and Voss, which are described above under “Election of Directors—Cooperation Agreement with Voss” and below under “Certain Relationships and Related Person Transactions.” In concluding that these relationships and transactions do not result in a “material relationship” between Griffon and Voss that would impede the exercise of independent judgment by Mr. Cocke, the Board considered, among other things, that Voss’ rights and obligations arise directly as a result of its Griffon stock ownership, and that the amount of certain expenses of Voss that Griffon agreed to reimburse is well below the threshold set forth in the applicable New York Stock Exchange Rule regarding independence.

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On December 20, 2021, Griffon announced that it entered into a definitive agreement to acquire the Hunter Fan Company (“Hunter”), a market leader in residential ceiling, commercial, and industrial fans, from MidOcean Partners (“MidOcean”) for $845 million, subject to closing adjustments. The acquisition of Hunter closed on January 24, 2022. Kevin F. Sullivan, a member of our Board, was at the time a Managing Director of MidOcean Credit Fund Management (“MidOcean Credit”). Hunter was a portfolio company of MidOcean’s private equity business. Mr. Sullivan’s duties and responsibilities were solely with MidOcean Credit; he had no duties or responsibilities relating to MidOcean’s private equity business. Mr. Sullivan had no pecuniary or financial interest in the Hunter transaction and no involvement with the decision or approval by MidOcean relating to the sale of Hunter to Griffon. Notwithstanding the foregoing, to avoid even the appearance of impropriety, Mr. Sullivan was recused from all Griffon Board and Board committee discussions, meetings, approvals and votes relating to the purchase by us of Hunter from MidOcean. The Audit Committee (with Mr. Sullivan recusing himself) considered whether the Hunter transaction was a related party transaction and determined that (i) based on the foregoing facts, it was not a related party transaction, and (ii) if it were to be considered a related party transaction, it would not act as a bar to Griffon entering into the transaction because, among other things, pursuing the transaction was in Griffon’s best interest. The Board considered these facts when making its determination that Mr. Sullivan is independent.

Board Committees

We currently have the following standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. All of the standing committees of the Board of Directors are composed entirely of independent directors.

COMPENSATION COMMITTEE

Chair:	Cheryl L. Turnbull	Members: Jerome L. Coben Lacy M. Johnson Meetings in Fiscal 2022: 14

Key responsibilities

Our Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities paid to our executive officers, as well as to the Presidents of our business units. Our Compensation Committee awards restricted stock and other equity-based awards to officers and employees. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. The Company utilizes the services of an independent consultant to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffon.com.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Chair:	Henry A. Alpert	Members: Thomas J. Brosig Travis W. Cocke Lacy M. Johnson Samanta H. Stewart Meetings in Fiscal 2022: 10

Key responsibilities

The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders or to fill vacancies that occur between annual meetings; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the Company; and (5) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffon.com.

AUDIT COMMITTEE

Chair:	Louis J. Grabowsky	Members: Thomas J. Brosig James W. Sight Kevin F. Sullivan Michelle L. Taylor Meetings in Fiscal 2022: 9

Key responsibilities

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee is responsible for monitoring compliance with our Code of Business Conduct and Ethics. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffon.com.

The Board has determined that Louis J. Grabowsky, who became a member of the Audit Committee in November 2015, qualifies as an “Audit Committee Financial Expert,” as defined by SEC rules, based on his education, experience and background.

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FINANCE COMMITTEE

Chair:	Jerome L. Coben	Members: H. C. Charles Diao Henry A. Alpert General Victor Eugene Renuart Kevin S. Sullivan Meetings in Fiscal 2022: 3

Key responsibilities

The Finance Committee is responsible for reviewing proposed transactions that will materially impact the Company’s capital structure, as well as any materials changes to the Company’s capital structure, after which it shall make a non-binding recommendation to the full Board of Directors. This includes any offerings or sales of debt or equity securities of the Company, and material credit agreements or other material financing arrangements. A copy of the Finance Committee Charter can be found on our website at www.griffon.com.

Committee on Strategic Considerations

In February 2022, the Board formed an “Ad Hoc Committee on Strategic Considerations”, consisting of Messrs. Sight, Coben, Grabowsky and Sullivan, and Ms. Turnbull. The Ad Hoc Committee was given authority to engage a financial adviser and work with senior management and the financial adviser to analyze the relationship between the values of the Company’s businesses and the Company’s market capitalization, and to evaluate various strategies to enable the Company’s shareholders to realize the full underlying value of the Company’s businesses. In May 2022 the Board determined to undertake a strategic transactions process, and the Ad Hoc Committee was renamed the “Committee on Strategic Considerations” and provided the authority to oversee the strategic transactions process with regular reporting to the Board, as appropriate. In July 2022 Mr. Diao was added as a member of the Committee on Strategic Considerations, and in January 2023, Mr. Cocke was added as a member of the Committee on Strategic Considerations. This Committee met eight times in fiscal 2022.

Board and Committee Meetings

During the fiscal year ended September 30, 2022, there were thirteen meetings of the Board of Directors. Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors, and of the respective committees of which he or she is a member, held during the period such director was a director during the fiscal year ended September 30, 2022.

We encourage all our directors to attend our annual meetings of stockholders. Nine of our fourteen directors attended last year’s annual meeting of stockholders.

Risk Oversight

Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our Audit

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Committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. The Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures and our internal processes to ensure compliance with applicable laws and regulations. Our Audit Committee oversees the response of management to reports regarding suspected violations of our Code of Conduct. The Audit Committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the Committee or the Board should be aware. The Board, and at certain times, the Finance Committee, monitors risks related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings.

In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees in performing their duties. The Code of Business Conduct and Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Ethics may be found on our website at www.griffon.com.

Our Board of Directors has also adopted Corporate Governance Guidelines, as required by the New York Stock Exchange rules, to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffon.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance committees is required to conduct an annual self-evaluation and all committees of the Board are required to periodically review and reassess the adequacy of their charters. Each of our standing committees is subject to an annual performance evaluation by the Board of Directors.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

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Director Nominations

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices.

●	Annual Meeting. In the case of an annual meeting, in order to be timely, the notice must be delivered:

	-	not less than 75 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; however

	-	notwithstanding the foregoing, if we publicly disclose the date for our next annual meeting of stockholders (i) at least 120 days prior to the date of such meeting and (ii) at least 10 days prior to the time the period for submission of a notice would have otherwise begun (based on the date of the anniversary of the immediately preceding annual meeting) then, to be timely, the notice must be delivered not less than 75 days nor more than 105 days prior to the date publicly disclosed for such meeting.

●	Special Meeting. In the case of a special meeting of stockholders called for the purpose of electing directors, in order to be timely, the notice must be delivered not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

The stockholder’s notice to the Secretary must set forth

●	as to each person whom the stockholder proposes to nominate for election as a director

	—	the nominee’s name, age, business address and residence address

	—	the nominee’s principal occupation and employment

	—	the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the nominee

	—	any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

●	as to the stockholder giving the notice

	—	the stockholder’s name and record address

	—	the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the stockholder
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—	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

—	a representation by the stockholder that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the stockholder’s notice, and

—	any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting, and such update and supplement must be delivered to, or mailed and received at, Griffon’s principal executive offices not later than five business days after the record date for the meeting.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Henry A. Alpert, Lacy M. Johnson and Cheryl L. Turnbull. Admiral Robert G. Harrison was a member of the Board and the Compensation Committee until his death in December 2022. None of the current members of the Committee, nor Admiral Harrison, were our officers or employees during fiscal year 2022 and none has ever been an officer of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

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STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and for each holder known to us to be the beneficial owner of more than five percent of our issued and outstanding common stock as of December 31, 2022, except as otherwise indicated below.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class (1)
BlackRock, Inc. and affiliates (2)	7,238,917	12.7%
The Vanguard Group (3)	5,656,744	9.9%
Dimensional Fund Advisors LP (4)	3,311,598	5.8%
Voss Capital, LLC and affiliates (5)	3,259,228	5.7%
Gabelli Funds, LLC and affiliates (6)	3,109,821	5.4%
Henry A. Alpert (7)	76,807	*
Thomas J. Brosig (7)	39,273	*
Jerome L. Coben (7)	15,744	*
Travis W. Cocke (8)	3,259,228	5.7%
H. C. Charles Diao (7)	4,246	*
Louis J. Grabowsky (7)	57,243	*
Brian G. Harris (9)	232,896	*
Lacy M. Johnson (7)	18,676	*
Seth L. Kaplan (9)	229,581	*
Ronald J. Kramer (9)(10)	3,565,194	6.2%
Robert F. Mehmel (9)	1,162,081	2.0%
General Victor Eugene Renuart (USAF Ret.) (7)	36,609	*
James W. Sight (7)	17,535	*
Samanta H. Stewart (7)	22,619	*
Kevin F. Sullivan (7)	58,004	*
Michelle L. Taylor (7)	4,246	*
Cheryl L. Turnbull (7)	33,897	*
Directors and executive officers as a group (16 persons)	8,833,879	15.4%

*	Less than 1%.

(1)	Unless otherwise indicated and except as otherwise set forth in the Schedules 13D and 13G referred to in the footnotes below, ownership represents sole voting and investment power.

(2)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. and certain of its affiliates on January 20, 2023.

(3)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by The Vanguard Group and certain of its affiliates on April 8, 2022.

(4)	The address for Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP and certain of its affiliates on February 16, 2021.
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(5)	The address for Voss Capital, LLC (“Voss Capital”) and its affiliates is 3773 Richmond Avenue, Suite 500, Houston, Texas 77046. The number of shares beneficially owned is based on a Schedule 13D filed with the SEC by Voss Capital and certain of its affiliates on January 10, 2023, a Form 4 filed with the SEC by Travis W. Cocke on January 24, 2023, and other documents filed with the SEC.

(6)	The address for Gabelli Funds, LLC and its affiliates is One Corporate Center, Rye, New York 10580-1435. The number of shares beneficially owned is based solely on a Schedule 13D filed with the SEC by Gabelli Funds, LLC and certain of its affiliates on January 10, 2023.

(7)	Includes shares of restricted common stock granted pursuant to our director compensation program.

(8)	Mr. Cocke is the managing member of Voss Capital and Voss Advisors GP, LLC (“Voss GP”). Voss GP, as the general partner of Voss Value Master Fund, L.P. (“Voss Value Master Fund”) and Voss Value-Oriented Special Situations Fund, L.P. (“Voss Value-Oriented Special Situations Fund”), may be deemed to beneficially own the securities owned directly by Voss Value Master Fund and Voss Value-Oriented Special Situations Fund. Voss Capital, as the investment manager of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and certain separately managed accounts (the “Voss Managed Accounts”) may be deemed to beneficially own the securities owned directly by Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and the Voss Managed Accounts. As a result of the foregoing relationships, Mr. Cocke may be deemed to beneficially own the securities owned directly by Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and the Voss Managed Accounts. The number of shares listed herein includes (i) 25,100 shares underlying certain call options which are currently exercisable and (ii) 276 shares of restricted common stock granted to Mr. Cocke in his capacity as a director, pursuant to our director compensation program. Mr. Cocke, Voss Capital, Voss GP, Voss Value Master Fund and Voss Value-Oriented Special Situations Fund each disclaim beneficial ownership of the securities listed herein except to the extent of his or its pecuniary interest therein.

(9)	Includes for Messrs. Kramer, Mehmel, Harris and Kaplan (i) 3,978 shares, 3,039 shares, 3,706 shares and 3,561 shares of common stock, respectively, allocated to their accounts under the ESOP as to which they can direct the vote, and (ii) 1,512,831 shares, 562,365 shares, 87,619 shares and 82,104 shares of restricted stock, respectively.

(10)	Includes 40,298 shares of common stock owned by Mr. Kramer’s wife and children. Mr. Kramer disclaims beneficial ownership of such shares of common stock.

As of December 31, 2022, there were 4,953,323 shares of common stock held in Griffon’s Employee Stock Ownership Plan (“ESOP”), constituting 8.7% of our outstanding common stock. Of these shares, 3,928,681 were allocated to accounts of participants in the ESOP and 1,024,642 were unallocated and held in the ESOP’s general suspense account. The shares held in the ESOP are not deemed to be beneficially owned by the ESOP; the ESOP trustee votes the shares held in the ESOP based on voting instructions received from participants in the ESOP. For additional information on the ESOP, see “Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites—Employee Stock Ownership Plan,” in the “Compensation Discussion and Analysis” section below.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation in Context	Philosophy: Pay for Performance	Company Performance
– Independent Process – Role of management in Griffon’s business structure – Overall limit on corporate expense, including compensation	– Alignment of compensation with shareholder interests – Incentivize long-term and short-term performance – Discourage excessive risk taking	– Strong operational results – Successful response to uncertain pandemic environment – Strong balance sheet achieved through deleveraging
Shareholder Outreach	Performance Criteria	Structure and Risk Mitigation
– Vigorous outreach program – Engagement on ESG performance – Responsiveness to shareholder input – Adjustment of performance criteria

–  Alignment with shareholders

–  Multiple operational targets

–  Stock TSR performance target

–  Balance sheet objective

–  Adjustment of objectives in response to shareholder input

–  Newly adopted incentive target for return on invested capital

– Cliff vesting of equity awards – minimum three-year period – Restriction on selling restricted shares after vesting – two years – Clawback provisions – Stock ownership guidelines
Compensation Structure	Committee Process	Elements of Compensation
– Components of compensation balanced – Heavy emphasis on incentive compensation – Compensation based on diverse management responsibilities	– Use of independent compensation consultant – Review of industrial peers

–  Heavily weighted towards performance-based compensation

–  Significant proportion of equity-based compensation

–  Balance between long- and short-term incentives

–  Incentive target for capital strength

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Griffon’s Compensation in Context

The Compensation Committee, composed entirely of independent directors, with the assistance of Gallagher Human Resources and Compensation Consulting (“Gallagher”), sets the compensation for the Company’s Chief Executive Officer; President and Chief Operating Officer; Senior Vice President and Chief Financial Officer; and Senior Vice President, General Counsel and Secretary (the “NEOs”). The Committee also sets the compensation for the heads of the Company’s operating business units and reviews and approves the incentive programs and targets for those units as well as for the corporate parent.

In establishing and adjusting the compensation program of our NEOs this year, the Compensation Committee took into account the low support on last year’s “say on pay” vote and the feedback received from shareholders in last year’s proxy contest. Notwithstanding the Company’s superior performance, the Committee determined to reduce the  total amount of our CEO’s fiscal 2022 compensation; and when the Committee advised him of that decision and the reasons for it, the CEO responded that he understood and was supportive of the Committee’s decision. The Committee also considered the decision by the Board to explore strategic alternatives that could be in the best interests of Griffon and its shareholders. The Committee focused on the need for management to produce outstanding operating results despite the significant demands resulting from the strategic alternatives process and the fact that management was required to redirect efforts from the previous mandate to continue to grow and diversify the Company through acquisitions.

In response to last year’s say on pay vote and shareholder feedback, the Committee made a number of changes to our compensation program:

●	It reduced our CEO’s total compensation by significantly reducing the grant date value of our CEO’s equity award

●	It added return on invested capital as a performance metric for the equity awards to our CEO and COO, and added free cash flow as a performance metric to the long-term cash plan for all our NEOs

●	It added ESG as a performance metric for the short-term cash plan for 2023, and reduced the weight assigned to the working capital performance metric

In evaluating the overall level of compensation paid to our NEOs we also consider Griffon’s aggregate expense at the corporate level. These expenses ($53.9 million in 2022) were approximately 2% of consolidated revenue in 2022, which we believe to be appropriate for the services provided at the corporate level and reasonable in light of the additional expense that the operating companies would have to incur without the assistance of the corporate parent. Included in our corporate expense in 2022 is approximately $22.6 million attributable to (a) company-wide use of restricted stock as an incentive, virtually all of which is performance based and subject to continued service and a substantial portion of which is subject to post vesting holding periods; and (b) ordinary course annual expenses related to the Employee Stock Ownership Plan (ESOP). Because Griffon’s corporate staff is compact, with each of the NEOs undertaking multiple responsibilities, we can pay our NEOs at levels higher than our industrial peers without exceeding our target for corporate expense.

In evaluating the overall level of compensation paid to our NEOs we also consider Griffon’s aggregate expense at the corporate level. Those expenses are approximately 2% of consolidated revenue, which we

Our practice is to periodically change membership on our standing board committees. The composition of the Compensation Committee has changed over the last few years. In March 2022, Cheryl Turnbull, who joined the Committee in 2018, became Chair of the Committee; Henry A. Alpert rotated from the Compensation Committee to the Nominating and Corporate Governance Committee; and Lacy M. Johnson became a member of the Compensation Committee.

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Roles and Responsibilities of our NEOs – Impact on Compensation

In designing the compensation program and setting the compensation for the NEOs, we apply the compensation philosophy described below in the context of the functions the Board expects the NEOs to perform as the senior management team of Griffon. We view Griffon as an operationally focused portfolio of market leading businesses; and the skills needed to perform the functions include BOTH the ability to closely oversee and direct the operations of our subsidiaries AND the ability to manage Griffon’s portfolio of operating companies by making acquisitions and divestures, allocating capital and arranging financings. We also consider the overall cost of Griffon’s holding company structure, in which the corporate parent provides both services and oversight for the benefit of our subsidiaries. As noted above, a major focus of management’s time and attention has been directed at conducting the strategic alternative process; and, while this process has been ongoing, management had to maintain operational excellence in its businesses.

The NEOs identify potential acquisition candidates, oversee and conduct due diligence, negotiate transactions and arrange financing, generally at the holding company level to reduce the cost of capital. The NEOs evaluate Griffon’s portfolio of operating companies to determine whether those companies warrant the investment of additional capital, whether those companies should be retained or whether those companies or portions of them should be divested. In this regard, over the last eight years the NEOs have overseen twelve acquisitions, three divestitures and arranged over ten financings (inclusive of bond financings and bond tack-on offerings, and credit agreement increases and extensions). This year the focus has been on presenting the value of our business to potential acquirers as well as considering potential business combinations that could provide enhanced value to our shareholders in an expanded company. Because Griffon has an operational as well as a financial orientation, Griffon also requires the NEOs to have substantial involvement in the operation of its subsidiaries. A substantial portion of the compensation of the NEOs is contingent on the attainment of performance goals and varies with the increase in the value of our shares; therefore, we believe that the structure of NEO compensation should be strongly linked to the value of our shares.

Compensation Philosophy and Objectives of Our Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing shareholder value.

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A number of principles form the foundation for our compensation structure. As described below in greater detail, these principles include:

Pay for Performance
●

In 2022, over 88% of our CEO’s compensation, and over 73% of our other NEOs’ compensation, was tied to the underlying performance of the Company; see the pie chart on page 53.

●

We set performance targets and objectives to align with the Company’s operational and strategic plans.

●

We set performance targets and objectives to align with performance that is most likely to result in attractive returns to our shareholders.

●

The performance targets and objectives that we set create incentives to maintain and improve the financial strength of the Company, while encouraging strong operational performance.

●

We set performance target levels that are challenging but attainable and consistent with the business plans reviewed by the Board, so that those targets appropriately motivate and incentivize management.

●

Performance targets and objectives include both short-term goals to focus management on day-to-day operations, as well as long-term goals that incentivize the long-term creation of shareholder value.

Alignment
●

The performance targets and objectives that we set align with performance that is most likely to result in attractive returns to our shareholders.

●

Our compensation programs deter excessive risk taking due to the mix of compensation elements, the variety of performance goals, cliff vesting equity awards, post-vesting stock ownership requirements and the potential for compensation clawbacks.

Industry / Talent Retention
●

Our compensation program promotes the retention of our most valued senior executives based on a combination of cliff vesting equity awards and post-vesting holding periods.

●

The aggregate cost to the Company of senior executive compensation should be comparable to the costs incurred by peer companies in obtaining comparable services.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to his or her compensation. The Compensation Committee has therefore adopted a policy against providing tax gross-ups, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our NEOs.

Company Performance

Operating performance of the Company and its subsidiaries is the most important factor considered by the Compensation Committee in making compensation decisions, comprising 82.9% of total cash compensation for our CEO at target levels in 2022 and 100% of all incentive cash compensation for all our NEOs. Results achieved by the Company are compared to the operating plans reviewed by the Board and the performance targets we set based upon those plans. By these measures the Company had an exceptional year in fiscal 2022, achieving all-time highs in revenue and EBITDA; and had outstanding years in fiscal 2021 and fiscal 2020 as well. In Fiscal 2022 the Company had Adjusted Earnings per Share from continuing operations of $4.07, revenue of $2.8 billion and Adjusted EBITDA of $458 million, up 142%, 25% and 86%, respectively, as compared to the prior year. We believe the Company’s performance in fiscal 2022 demonstrates that our compensation programs create incentives that produce strong results for the Company and its shareholders.

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The Compensation Committee viewed our fiscal 2022 results in light of the ongoing uncertainties and challenges relating to the U.S. and global economies resulting from a variety of factors such as the Russia-Ukraine war and the continued effects of the COVID-19 pandemic. Griffon’s businesses experienced continued labor, transportation and supply chain disruptions, as well as high commodity prices. In addition, on May 16, 2022, Griffon announced that its Board of Directors had initiated a process to review a comprehensive range of strategic alternatives to maximize shareholder value, including a sale, merger, divestiture, recapitalization or other strategic transaction. Griffon’s senior management was therefore tasked with ensuring that the executive teams and key employees at Griffon’s businesses stayed motivated, focused and productive throughout the ongoing uncertainty of a strategic transactions process during which the business executive teams spent substantial time and effort to support this process.

The following summarizes our strong performance since 2017:*

Revenue (mm)	Adjusted EBITDA* (mm)

Fiscal Year	Fiscal Year

* Each of 2017 and 2018 includes the results of the Telephonics business. Each of 2019-2022 excludes the results of the Telephonics business which was classified as discontinued operations in our 2021 10-K. For a reconciliation of Adjusted EBITDA (defined as Segment Adjusted EBITDA less Unallocated amounts, excluding depreciation) to Income (loss) before taxes from continuing operations (a) for 2017 and 2018, see note 18 in our Annual Report on Form 10-K filed on November 22, 2019 (“2019 10-K”); (b) for 2019, see note 18 in our 2021 10-K; and (c) for 2020, 2021 and 2022, see note 18 to our 2022 10-K. Income (loss) before taxes from continuing operations was ($270.9) million for 2022, $110.0 million for 2021, $67.5 million for 2020, $46.2 million for 2019), $33.8 million for 2018, and $16.7 million for 2017.

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Core EPS*

* FY17—FY18 results include contributions from the former Telephonics business, which was classified as discontinued operations in our 2021 10-K and was divested in June 2022. For a reconciliation of Adjusted EPS from continuing operations (which equates to Core EPS) to Earnings (loss) per share from continuing operations, (a) for 2017 and 2018, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) in our 2019 10-K; (b) for 2019, see MD&A in our 2021 10-K; and (c) for 2020, 2021 and 2022, see MD&A in our 2022 10-K . Earnings (loss) per share from continuing operations was $(5.57) for 2022, $1.32 for 2021, $0.92 for 2020, $0.59 for 2019, $0.78 for 2018 and $0.41 for 2017.

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Shareholder Returns

Our strong performance has led to solid returns for our shareholders. The following graph sets forth the cumulative total return to Griffon’s shareholders during the five years ended December 31, 2022, as well as the total return of an overall stock market index (the S&P Small Cap 600 Index) and the Dow Jones U.S. Diversified Industrials Index. This chart shows what an investment of $100, made at the end of calendar 2017, was worth at the end of calendar 2022, in each category assuming the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

* The performance graph does not constitute soliciting material, is not deemed filed with the SEC and is not incorporated by reference into any of Griffon’s filings under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings, except to the extent Griffon specifically incorporates this performance graph by reference therein.

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Shareholder Outreach

We consider shareholder feedback an important contributor to compensation decisions and other matters considered by the Board. The Committee has considered, and will continue to consider, the outcome of the non-binding, advisory vote on compensation practices when making compensation decisions for our Chief Executive Officer and other NEOs. At our annual meeting of shareholders held on February 17, 2022, approximately 34% of the shareholders who voted on the “say-on-pay” proposal (excluding those who abstained) approved the compensation of our named executive officers. As discussed below, we have considered our compensation practices in light of this vote. Because it is difficult to ascertain the reasons for negative votes from the vote itself, we give greater weight to the feedback we receive from shareholders in our outreach calls.

Following our 2022 annual meeting, we engaged in our annual shareholder outreach program to solicit the views of our significant shareholders regarding our executive compensation program and any other matters concerning the Company that they wished to discuss. We sent an invitation by e-mail to speak with the Chair of our Compensation Committee to each non-management shareholder then known by us to be in the list of our top 25 shareholders except for Voss Capital, which has a representative on our Board of Directors; this resulted in our extending this invitation to every such shareholder that holds 0.4% or more of our common stock. Institutional investors holding approximately 57% of the Company’s outstanding shares of common stock were contacted (as compared to 52% the prior year). We spoke to all investors who accepted our invitation, representing approximately 18% of our outstanding common stock (as compared to 19% the prior year). During these conversations we asked these shareholders to bring to our attention any issues they felt should be considered by the Board or by the independent directors of the Company, and we specifically inquired as to whether they had any comments, suggestions or criticisms regarding any element or aspect of our executive compensation program or regarding any other aspect of the Company’s operations or governance. These conversations were reported to the Committee and the full Board.

We answered questions about Environmental, Social and Governance (ESG) matters of interest to our shareholders, and we noted that company performance with respect to certain defined areas within our ESG program will be one of the performance metrics within the short-term bonus program for fiscal 2023. We referenced our first annual ESG report, which relates to fiscal 2021 and was made available on our website in mid-calendar 2022, and discussed Board oversight of our ESG program. The shareholders with whom we spoke voiced support for these efforts.

In response to shareholder input as to the importance of our ESG efforts, ESG was added as a performance metric under our short-term bonus program for fiscal 2023

Shareholders suggested that we reduce the importance of the working capital performance measure in our executive compensation program and expressed the view that operational measures, such as EBITDA, free cash flow and EPS, should carry substantially more weight. As a result, when we incorporated ESG into our short-term bonus program for fiscal 2023, we reduced the weight of the working capital performance measure. For fiscal 2023, the performance metrics for our short-term bonus program are weighted 75% based on EBITDA (no change from fiscal 2022), 15% based on working capital (reduced from 25% in fiscal 2022), and 10% based on ESG goals.

In response to shareholder input suggesting that we reduce the importance of the working capital performance measure, we adjusted the weighting of the metrics under our short-term bonus program for fiscal 2023 to be 75% (EBITDA), 15% (working capital) and 10% (ESG)
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We considered input of our shareholders from prior years in the design of our restricted stock program for our two most senior executives, our CEO and COO. Shareholders in prior years had suggested that we consider the use of a return measure, such as return on equity or return on invested capital (“ROIC”), in our executive compensation program. In response, we added ROIC as the performance metric for one-half of the annual restricted stock grant to each of our CEO and COO. The structure of this equity grant is described in greater detail elsewhere in this Proxy Statement.

In response to shareholder input, we added Return on Invested Capital as the performance measure for one-half of the annual restricted stock grant to each of our CEO and COO

We reduced the value of the equity grant to our CEO from $9,601,339 in fiscal 2021 to $3,637,347 in fiscal 2022; and the total compensation of our CEO, as reported in the summary compensation table, decreased from $19,698,397 in fiscal 2021 to $14,288,968 in fiscal 2022.

We reduced the value of our CEO’s total compensation by 27.4% from fiscal 2021 to fiscal 2022, as reported in the summary compensation table, reflective of the approach the Compensation Committee has taken and intends to continue to take

One shareholder asked about the interaction of Mr. Diao with other members of our Board. We informed this shareholder that Mr. Diao has been fully integrated into our Board; is a member of the Committee on Strategic Considerations and the Finance Committee; and is an active participant in Board and Committee discussions.

Other than as described in the above paragraph, shareholders did not propose any specific changes to our executive compensation program. When speaking with these shareholders our Compensation Committee Chair also indicated that we are committed to having a regular, ongoing dialogue with our significant shareholders and encouraged each such shareholder to reach out at any time with any concerns it might have.

Over the years, we have made changes to the design of our compensation program based on shareholder input:

●	We changed the balance of bonus opportunity available under our annual cash performance bonus plan on the basis of operating results and working capital targets from 50%-50% to 75%-25%;

●	We established a requirement that stock price targets be met for thirty consecutive trading days in order for the performance criteria to be met under prior grants of restricted stock to our CEO and COO; and

●	Beginning with fiscal 2022, we added free cash flow as a performance criterion for the bonus opportunity under the long-term cash performance bonus plan.

●	Beginning with fiscal 2022, we used return on invested capital as a performance metric for one-half of the restricted stock grant to our CEO and President and COO.

●	Beginning with fiscal 2023, we added ESG as a performance metric under our short-term cash bonus plan

These changes were made in addition to plan design features such as holding period requirements and the use of TSR as a performance measure that were adopted in response to more general shareholder input.

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Components of compensation

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. Our Compensation Committee utilizes several different performance metrics to incentivize management and evaluate and reward their performance. Our executive compensation program includes four key components:

Competitive Base Salary	Short-Term and Long-Term Cash Incentive Bonuses which, for our named executive officers, are based almost entirely upon objective company performance
Long-Term Equity Based Incentive Compensation designed to align the interests of our executives with the interests of our shareholders utilizing metrics that lead to increases in shareholder returns	Retirement, health and welfare benefits, and certain perquisites

We believe our compensation practices and our overall level of executive compensation reflect our commitment to performance-based pay. The compensation delivered to our executives in fiscal 2022 is indicative of this orientation.

ALL of our short- and long-term bonuses and incentive compensation are performance-based and constitute a substantial portion of senior executive compensation.

ALL of our long-term incentives, cash and equity, require performance and/or continued employment over a multi-year period.

ALL of our equity-based incentive compensation requires multi-year continued employment and, in the case of our CEO and COO, post-vesting holding periods. Because equity awards can only be realized on a deferred basis, executives are subjected to the same risks to which our shareholders are subject during the relevant vesting period for each equity award.

In setting compensation levels, we believe it is important to consider the aggregate amount expended by the Company for corporate management, in addition to considering individual compensation levels. We maintain a lean corporate executive staff, and therefore many of our executive officers have responsibilities in multiple functional areas. We believe that, as a result, the Company employs fewer senior executives at the corporate level than comparable companies. Our independent compensation consultant, Gallagher, presented to the Committee an analysis of the aggregate compensation of our corporate executive staff compared to that of the companies in our self-selected industrial peer group. Gallagher performed the analysis using two different definitions of “Corporate Executive Staff”—the executives listed in each company’s Annual Report on Form 10-K, and the executives listed on each company’s website.

Gallagher concluded that the aggregate compensation cost of our corporate executive staff was between the 55th and 60th percentile of the aggregate compensation cost of the executive staff for the companies in our self-selected industrial peer group, regardless of which definition is used. Thus, while total compensation to individuals may be at the upper range of compensation for such positions, reflecting the Company’s superior operational performance, the aggregate amount expended for such functions is well in line with our industrial peers.
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We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. We also believe that compensation should be competitive, reflecting the conditions in the geographic regions in which our executives are located. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. Our operational performance targets are challenging and consistent with the business plans reviewed by our Board.

With the exception of one grant of restricted stock to our NEOs in December 2020, all equity grants to our NEOs for the last ten years have been 100% performance-based, and all annual and long-term cash bonuses to all of our NEOs are 100% performance-based.

Our approach to compensation reflects, in large part, that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include managing and assessing the operational results of our segments and principal businesses, recruiting, developing and supervising management at both the subsidiary and corporate levels and overseeing various financial activities. Our senior corporate management is responsible for, and continuously evaluates and assesses, matters relating to:

●	the maintenance of our strong consolidated balance sheet;

●	the allocation of our capital and resources among our business segments;

●	the assessment and determination of our capital requirements and needs;

●	our cash and cash equivalent liquidity;

●	our financing transactions;

●	the identification and execution of acquisition or disposition opportunities, as well as the integration of businesses we acquire;

●	the return of capital to shareholders, including through corporate dividends as well as opportunistic repurchases of our stock;

●	the setting of operational and financial goals at the Company’s businesses, and overseeing the efforts of the business executive teams to meet or exceed those goals; and

●	the continuing evaluation of all our assets and operations.

Management was required to fulfill these responsibilities while conducting the process of exploring strategic alternatives.

Our senior management is engaged in ongoing analysis of (i) where, when and how our capital resources should be allocated, with a view to optimizing that allocation, and (ii) whether our existing business lines should be expanded, curtailed or disposed of, and if we ought to further diversify into new business lines or activities. Our management is tasked with determining whether and how our capital is best deployed for future growth. Accordingly, acquisitions and divestitures are part of our ongoing strategy. In June 2022 we sold our Telephonics business to TTM Technologies, Inc. for $330 million, subject to post-closing adjustments. On January 24, 2022, we completed our latest acquisition, of Hunter Fan Company, for $845 million, subject to customary closing adjustments. On May 16, 2022, we announced that our Board of Directors initiated a process to review a comprehensive range of strategic alternatives to maximize shareholder value, including a sale, merger, divestiture, recapitalization or other strategic transaction.

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Our senior management has also been charged with arranging financing in the bank and capital markets to assure that we can provide adequate capital resources to our subsidiaries for organic growth and acquisitions while at the same time maintaining appropriate levels of leverage and appropriate maturities for our debt. Most recently, in January of 2022, we amended our credit agreement to provide for a new $800 million Term B Loan, the majority of the proceeds of which were used to fund the Hunter acquisition. Management has been tasked with negotiating and arranging multiple financings while maintaining a strong balance sheet that reduces the risks to which the Company is subject by virtue of a volatile capital market. We do not have any material debt maturity until 2028.

Operating plans and significant capital expenditures for the Company are reviewed by the Board of Directors and serve as the basis for setting the operational and capital targets in our compensation programs. The Compensation Committee has sought to align the compensation programs under which our senior management is remunerated with these objectives, in a manner consistent with the business direction and strategic plan discussed with and reviewed by the Board of Directors.

Performance Criteria

Performance Metrics in Fiscal 2022:
	Short-term cash plan*		Long-term cash plan		Equity Awards
-	EBIDTA (75%)	-	Core EPS (65%)	CEO, COO
-	Working Capital (25%)	-	Free Cash Flow (25%)	-	ROIC (50%)
		-	Hunter EBITDA (10%)	-	TSR (50%)
CFO, General Counsel
				-	Consolidated EBITDA
*	For fiscal 2023, ESG has been added as a performance metric for the short-term cash plan at a weighting of 10%, and the weight assigned to working capital has been reduced to 15%

The Compensation Committee, working with its independent compensation consultant, selected the performance metrics to be used for each of the short-term and long-term components of the Company’s cash bonus plan for the NEOs. The Committee selected earnings before interest, taxes, depreciation and amortization (“EBITDA”) and working capital as performance measures for determining short-term cash bonuses for fiscal year 2022, reflecting the Board’s mandate and belief that (i) operational results (including maximizing cash generation from operations) contribute to Griffon’s continuing financial success, and (ii) maintaining adequate levels of working capital is a key indicator of creating and maintaining a strong balance sheet and provides financial strength in general to withstand the continuing uncertainty that exists in the United States and global economies. Each of these dual objectives also acts as a check against the other, and therefore as a natural risk management tool with respect to the management of our businesses.

In determining the relative importance of these criteria, the Committee reflected the input received from shareholders in its outreach program. As a result of that input, the Compensation Committee placed a greater relative emphasis on operational achievements than on balance sheet strength, and assigned relative weightings of 75% to EBITDA performance and 25% to achievement of applicable working capital targets for the fiscal 2022 short term bonus program. For fiscal 2023 – again, based on shareholder input – these weightings were change to 75% (EBITDA), 15% (working capital) and 10% (ESG goals).
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Our long-term cash incentive plan was adopted several years ago in response to input we received from shareholders in our outreach program. Based on those suggestions, cash incentive opportunities were divided into two roughly equal portions, the short-term (annual) incentive plan described above and the long-term cash plan. The Committee selected cumulative Core EPS as the performance measure for determining long-term cash bonuses for our NEOs for the performance period fiscal year 2020 through fiscal year 2022. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee had been advised by Gallagher that, absent market conditions not in control of management, Core EPS has a close, long-term correlation with stock price and achieving substantial growth in earnings per share over a multi-year period will increase the likelihood of providing an attractive level of total shareholder return over the same period.

In our shareholder outreach program, we were advised that shareholders would like us to consider other performance metrics for our long-term cash incentive plan. The Committee asked its independent compensation consultant to evaluate and report on other criteria for possible use as bonus performance measures. We reviewed and discussed with shareholders alternative measures, such as return on equity, free cash flow generation and return on invested capital.

In response to shareholder input, we added free cash flow generation as a component of the targets for our long-term cash incentive plan in fiscal year 2022. We believe that this will create an incentive for management to focus on balance sheet considerations, especially working capital efficiency.

For the last few years up to and including fiscal 2021, the Committee selected stock price growth as the performance measure for the equity grants awarded to the CEO and COO. Vesting of these grants required that the Company’s stock close at a price at least 20% above the price on the date of grant for thirty consecutive trading days during the vesting period. The target proved challenging, as demonstrated by the failure to meet this condition with respect to restricted stock awards of 360,000 and 120,000 shares at target granted to our CEO and COO, respectively, in January 2017. These grants were forfeited in their entirety upon their expiration in January 2021.

In response to shareholder input, in fiscal 2022 the Committee selected, as the performance criteria for restricted stock grants to the CEO and COO, ROIC and overall TSR as compared to a broad market index. Achievement under the comparative TSR metric is determined based on the Company’s TSR during the performance period as measured against the TSRs of the stocks in the Russell 2000 over the same period. The terms of our performance-based restricted stock awards are discussed in greater detail elsewhere in this proxy statement.

In response to shareholder input, we added ROIC as a performance measure for restricted stock grants to the CEO and COO in fiscal 2022.
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Our Executive Compensation Program and Risk

We believe that our compensation programs are structured in such a manner so as not to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses for several reasons, including the following:

●	Under both our annual and long-term performance bonus programs, we use multiple objective performance measures to determine cash bonus opportunities for our NEOs, which discourages focusing on a single performance measure and incentivizes the executives to focus on the overall financial strength of the Company as well as on operating results.

●	With respect to each of our NEOs, we provide a mix of compensation components: fixed cash compensation in the form of base salaries, variable performance-based annual cash compensation (under our annual performance bonus plan), and long-term equity and cash compensation in the form of restricted stock awards and long-term cash bonuses, which are exclusively performance-based. We believe this combination of fixed and variable cash compensation, a long-term equity interest that is performance-based and in other respects vests over time, and a long-term cash bonus based on three-year performance cycles, appropriately incentivizes and rewards management while at the same time encouraging appropriate—but not excessive—levels of risk assumption.

●	The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to focus on both our short-term and long-term operational and consolidated financial position and objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a substantial portion of the compensation of each of our NEOs is delivered in the form of a long-term cash bonus. In the case of each of our NEOs, both the annual bonus and the long-term bonus is 100% performance-based, and both are tied almost exclusively to objective performance criteria.

●	A significant portion of compensation to our senior executives is delivered through the use of performance-based equity awards, which generally cliff vest after a minimum three-year period, provided the applicable performance criteria are achieved. In addition, we generally require an additional post-vesting holding period for equity grants to our most senior executives—every restricted stock grant to our CEO and COO since January 2014 contains a requirement that the executive hold the shares for a period of two years after vesting. The Compensation Committee believes that the cliff vesting feature of our restricted share awards, together with the applicable performance criteria and a required post-vesting holding period for grants to our most senior executives, focuses our executive team on the long-term success of the Company, aligns their interests with those of our shareholders and, because of the multi-year vesting feature and required post-vesting holding period, subjects senior management to the long-term consequences of risks undertaken to achieve short-term objectives.

●	A significant portion of cash compensation to each of our NEOs is delivered through our long-term cash bonus program, which provides for the opportunity to earn cash bonuses over a three-year period. Bonuses paid under the long-term cash bonus program are exclusively performance-based, and provide additional focus for our most senior executives on the long-term success of the Company, further aligning the interests of these executives with that of our shareholders.

●	We have adopted stock ownership guidelines that serve to align the interests of our directors and executives with those of our shareholders and encourage focus on long-term performance.

●	We have adopted an anti-hedging, anti-pledging policy prohibiting directors and executive officers from purchasing company securities on margin, pledging company securities or entering into a hedging transaction with respect to company securities.
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●	We have adopted a clawback policy that provides for the recovery from executive officers of improperly received incentive compensation going back three years in the event of an accounting restatement.

●	The Compensation Committee has, since 2012, engaged Gallagher, an independent compensation consultant, to guide it in making compensation decisions.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

The Compensation Committee is responsible for evaluating and approving the compensation of our NEOs and the presidents of our business units. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. The Compensation Committee regularly utilizes the services of Gallagher to perform analyses and provide recommendations relating to executive compensation matters, and takes such information into consideration in making its compensation decisions.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our NEOs under our 2016 Performance Bonus Plan (the “Performance Bonus Plan”), and the mix of compensation for fiscal 2022, the Compensation Committee considered a number of factors. These include the desire to motivate our NEOs and business unit presidents, and align their compensation with the financial performance of the Company and the benefits to shareholders by providing the majority of these executives’ compensation in the form of performance-based compensation, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Committee is also cognizant that the Company’s management, in addition to providing oversight and supervision relating to the operational management of our subsidiaries, is called upon to perform strategic, transactional and financial functions on an ongoing basis.

The Compensation Committee, in consultation with, and based on the advice of, Gallagher, selects and utilizes a peer group of Industrial companies (the “Peer Group”) to be used as a factor to consider in making decisions regarding the Company’s executive compensation. The Compensation Committee periodically requests that Gallagher reassess and suggest modifications to the Peer Group to reflect changes in the Company and the constituent companies included within the Peer Group. Following the acquisition of Hunter Fan Company and the disposition of Telephonics Corporation, in July 2022 the Committee reconstituted the Peer Group such that the Peer Group better represents the composition of the Company’s businesses. The Peer Group currently consists of the following 20 companies:

Allegion plc* Carlisle Companies Incorporated Dover Corporation Gibraltar Industries, Inc.* Leggett & Platt, Incorporated* Simpson Manufacturing Co., Inc.* UFP Industries, Inc.*	American Woodmark Corporation* Central Garden & Pet Company* Energizer Holdings, Inc.* Helen of Troy Limited Lennox International Inc.* Spectrum Brands Holdings, Inc.* Weber Inc.	Armstrong World Industries, Inc.* Church & Dwight Co., Inc.* Fortune Brands Home & Security, Inc.* JELD-WEN Holding, Inc.* Masonite International Corporation* Trex Company, Inc.

*	These companies were in the Peer Group prior to it being reconstituted. In addition, the following companies were in the prior Peer Group, which consisted of twenty-three companies: AAR Corp.; Advanced Drainage Systems, Inc.; Apogee Enterprises, Inc.; Cornerstone Building Brands, Inc.; Lumentum Holdings, Inc.; NETGEAR, Inc.; Patrick Industries, Inc.; and Plantronics, Inc.

The Committee selected this Peer Group, which consists mostly of public companies in the building products and consumer products industries, in order to best reflect the diversity of the Company’s businesses. Two diversified manufacturing companies (Carlisle and Dover) are also included. Most of the companies chosen had annual revenue of between 40% and 250% of the annual revenue of Griffon, although a few companies with higher revenues were included due to their high concentration of branded products in a relevant industry or due to their status as a diversified manufacturing company identified as the most comparable to Griffon.

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While the Committee recognizes the benefit of using this type of comparative information in determining compensation at the corporate level, the Committee also recognizes the inherent limitations of using comparative compensation information from the Peer Group companies, in that such information does not reflect the significant additional responsibilities and skill sets required of the senior management team of a diversified manufacturing company such as ours (for example, with respect to focusing on growth and diversification and the appropriate deployment of and return on capital in our existing businesses, as well as the Company’s financing structure). The Committee therefore utilizes executive compensation within the Peer Group as one factor in setting the Company’s executive compensation levels but retains the flexibility to make decisions regarding executive compensation that it determines are in the best interests of the Company and serve the intended purpose of motivating, rewarding and retaining the executive management team.

As noted above, the Compensation Committee evaluates and approves the compensation of our NEOs and the presidents of our business units. Although the Compensation Committee does not set the compensation of the Griffon executives below the NEO level or of the executives of our segments below the president level, the Committee is presented with compensation information regarding these executives in order to consider how the compensation levels of these executives relate to the compensation that we pay to the NEOs and to our segment presidents. In addition, in evaluating compensation levels, the Compensation Committee has been generally cognizant of the high cost of living, especially housing expense, in the New York-New Jersey-Connecticut metropolitan area and the resulting challenges presented in attracting and retaining executive talent. The Compensation Committee is also cognizant of the broad, expanded roles taken on by our lean corporate executive staff, as described above.

The Compensation Committee is engaged in a continual evaluation of Griffon’s compensation practices for our senior management personnel. With respect to fiscal 2022 compensation, the Compensation Committee:

●	selected performance criteria, target levels and payment amounts to be used under the Performance Bonus Plan for fiscal 2022 (short-term component);

●	determined the performance criteria, target levels and payment amounts for our NEOs to be used for the three year period fiscal 2022 through fiscal 2024 under the long-term cash bonus program; and

●	evaluated short-term and long-term cash bonuses to be paid following the end of fiscal 2022 to each of the NEOs under the Performance Bonus Plan to determine their reasonableness in light of (i) the applicable performance measures and bonus opportunities established by the Compensation Committee and (ii) the operational and financial results of the Company for the applicable performance periods; and

●	determined the structure of restricted share grants to our NEOs (including the type of performance measures to be used, the target levels of performance and the numbers of shares to be granted).

In making each of these decisions, the Compensation Committee consulted with and considered advice provided by Gallagher.

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Elements of Executive Compensation

As noted above, our executive compensation program includes four components—base salary; cash incentive bonuses; equity-based compensation; and retirement, health and welfare benefits and other perquisites. As shown in the pie charts below, 88.8% of our CEO’s 2022 compensation was performance-based, and 73.5% of our other NEOs’ 2022 compensation was performance-based.

CEO 2022 Compensation Mix	Other NEO 2022 Compensation Mix

[Note: equity awards are based upon grant date value]

Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified executives. As discussed above, the Compensation Committee assesses the salaries of our NEOs from time to time by analyzing the compensation paid in the marketplace, including within the Peer Group. Merit increases are considered after annual review, on a subjective basis. Mr. Kramer’s base salary was increased to $1,183,038, effective December 1, 2021 and increased to $1,218,529, effective December 1, 2022, representing a 3.0% increase in each year, the same percentage cost of living increase that was awarded generally to corporate employees.

Mr. Mehmel’s base salary was increased to $1,050,121 effective December 1, 2021, and to $1,081,625 effective December 1, 2022, representing a 3.0% increase in each year. Mr. Harris’ base salary was increased to $502,699 effective December 1, 2021, and to $527,834 effective December 1, 2022, a 5.0% increase each year; and Mr. Kaplan’s base salary was increased to $458,110 effective December 1, 2021, representing a 3.0% increase, and to $476,434 effective December 1, 2022, a 4.0% increase. For each annual salary increase, 3.0% represents a cost-of-living adjustment, and any increase in excess of 3.0% represents a merit adjustment.

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Cash Incentive Bonuses. We provide cash incentive bonuses that are designed to provide variable incentive compensation opportunities to our executive officers on both an annual and long-term basis, based upon Company and individual performance. For our CEO and COO, all cash incentive bonuses have always been 100% performance-based.

Commencing with fiscal 2019, the Compensation Committee determined to provide our CFO and our General Counsel with annual and long-term cash incentive bonus opportunities based on the same financial performance objectives as our CEO and COO, so that all four of our most senior executive officers are now compensated on the basis of consistent performance objectives. As a result, all annual and long-term cash incentive bonus opportunities and awards to all four of our NEOs are 100% performance-based.

Annual and Long-Term Cash Incentive Bonuses. Our Performance Bonus Plan is the plan under which we provide cash incentive compensation to our NEOs. The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific objective performance goals to be achieved during those periods. The Compensation Committee believes that the Performance Bonus Plan supports our pay-for-performance philosophy by providing annual and long-term cash bonuses to our named executive officers contingent upon the achievement of pre-established and objective performance goals. The long-term bonus program was adopted in response to comments received from shareholders who recommended that cash bonuses be split between long- and short-term achievements.

The Compensation Committee, in consultation with, and based on the advice of, Gallagher, determined that, beginning with bonuses paid in respect of fiscal year 2016, it will base approximately 60% of Messrs. Kramer’s and Mehmel’s aggregate target cash incentive compensation opportunity on the achievement of long-term performance goals over a three-year period. As noted above, beginning with fiscal 2019, this applies to Messrs. Harris and Kaplan as well. The long-term bonus component is intended to discourage excessive risk taking and to better align management’s interests with the long-term interests of our shareholders by motivating management to create and maintain long-term, and not just near-term, shareholder value. Through the period beginning with fiscal 2021, the long-term incentive cash bonus opportunities for each performance period were based on achievement of Core EPS. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is unrelated to operations. The Compensation Committee determined that Core EPS should be utilized as the long-term performance objective because it reflects the Company’s results from core ongoing operations and creates an appropriate incentive for our most senior executives to achieve a significant level of, and grow, EPS. The Compensation Committee was advised by Gallagher of the historical correlation between EPS and stock price, and the potential for increases in EPS to result in increases in shareholder value.

In response to comments received from shareholders, for the period beginning with fiscal 2022, the Compensation Committee decided to adopt free cash flow as an additional performance metric for the long-term incentive cash plan. “Free Cash Flow” means net cash provided by operating activities, less expenditures for the acquisition of property, plant and equipment, plus proceeds from the sale of property, plant and equipment, adjusted by the Compensation Committee for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period or is unrelated to operations. The Committee was advised by Gallagher that Free Cash Flow:

●	is a strong indicator of value creation;

●	is a standard metric used by investors to evaluate company performance;

●	is critical in creating optionality to fund ongoing operations, capital expenditures and dividends, and/or to deleverage; and

●	like EPS, has a strong correlation to stock price.
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Given the strategic importance of the then pending acquisition of Hunter Fan Company, the Compensation Committee determined to also adopt cumulative EBITDA of Hunter as a performance metric for the long-term cash bonus opportunity for the period fiscal 2022 to fiscal 2024. Hunter is the largest acquisition in Griffon’s history, and the Committee believed it critical that a portion of the NEOs’ long-term bonus opportunity during this period be solely dependent on the integration of Hunter into Griffon’s Consumer and Professional Products segment and the performance of the Hunter business during the first few years following the acquisition. The basis for the EBITDA target established was the forecast presented to Griffon’s Board of Directors at the time of the Board’s approval of the Hunter acquisition.

The Compensation Committee retains the power to reduce (but not increase) any annual or long-term cash bonus actually paid to any of our NEOs to ensure that any such bonus payments are, in the judgment of the Compensation Committee, reasonable and reflect the appropriate amount of compensation payable considering the performance of the Company and the overall compensation paid.

Long-Term Cash Incentive Awards Granted in Fiscal 2022. In early fiscal 2022, each of our NEOs was granted a long-term cash incentive bonus opportunity under the Performance Bonus Plan based on the Company’s aggregate “Core EPS” (65% of the aggregate bonus opportunity), aggregate “Free Cash Flow” (25% of the aggregate bonus opportunity), and aggregate Hunter EBITDA (10% aggregate bonus opportunity), for the performance period consisting of fiscal years 2022 to 2024. The following table sets forth the amount of the bonuses that each NEO is eligible to receive under these awards based on each of these metrics for the three-year performance period. With respect to each performance metric, none of the eligible bonus will be paid if the Company’s performance for such metric period is below the specified minimum; and if any of the relevant performance metrics fall in between the amounts set forth below, the bonus amounts earned will be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2022 to fiscal 2024 are as follows:

	Aggregate Core EPS	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$5.66	$1,170,000	$292,500	$117,000	$117,000
Target	$7.07	$2,340,000	$585,000	$234,000	$234,000
Maximum	$8.48	$3,510,000	$877,500	$351,000	$351,000

	Aggregate Free Cash Flow	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$308,751,000	$ 450,000	$112,000	$ 45,000	$ 45,000
Target	$385,938,000	$ 900,000	$225,000	$ 90,000	$ 90,000
Maximum	$463,126,000	$1,350,000	$337,500	$135,000	$135,000

	Aggregate Hunter EBITDA	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$204,000,000	$180,000	$ 45,000	$18,000	$18,000
Target	$255,000,000	$360,000	$ 90,000	$36,000	$36,000
Maximum	$306,000,000	$540,000	$135,000	$54,000	$54,000

The Compensation Committee originally adopted Core EPS and Free Cash Flow target (and threshold and maximum) levels in early fiscal 2022, prior to the acquisition of Hunter and sale of Telephonics. The levels set forth above reflect adjustments approved by the Committee following the Hunter acquisition and Telephonics disposition, to reflect the inclusion of Hunter’s results and the removal of any contributions from Telephonics. This is consistent with the Committee’s past practice of making adjustments, as appropriate, to account for significant acquisitions and dispositions; this is also contemplated by the Performance Bonus Plan.

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The Company has seen significant growth in Core EPS in recent years. As shown in the charts below, using fiscal 2017 as the base year, Core EPS has increased from $0.44 per share in fiscal 2017 to $4.07 per share in fiscal 2022, representing a 56% compounded annual growth rate during the five-year period fiscal 2018 through fiscal 2022:

Core EPS*

Using 2021 Core EPS from continuing operations of $1.68 as the base year, a compound annual growth rate of 17.9% will be required during the performance period to attain the aggregate target Core EPS level of $7.07, and a compound annual growth rate of 28.4% will be required during the performance period to attain the maximum aggregate Core EPS level of $8.48.

Long-Term Cash Incentive Awards Payable following Fiscal 2022. In December 2019 the Compensation Committee granted long-term cash incentive bonus opportunities to the NEOs. The following table sets forth the amount of the bonuses that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible to receive under these awards based on the Company’s Core EPS for the performance period. No bonus would be paid if the Company’s Core EPS for the performance period was below the specified minimum, and bonuses for Core EPS between the amounts set forth below would be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2020 to fiscal 2022 were as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$3.18	$1,440,000	$ 360,000	$120,000	$120,000
Target	$3.97	$3,600,000	$ 900,000	$300,000	$300,000
Maximum	$4.77	$5,400,000	$1,350,000	$450,000	$450,000

*	FY17—FY18 results include contributions from the former Telephonics business, which was classified as discontinued operations in our Form 10-K filed on November 17, 2021 and was divested in June 2022. For a reconciliation of Adjusted EPS from continuing operations (which equates to Core EPS) to Earnings (loss) per share from continuing operations, (a) for 2017 and 2018, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) in our 2019 10-K; (b) for 2019, see MD&A in our 2021 10-K; and (c) for 2020, 2021 and 2022, see MD&A in our 2022 10-K. Earnings (loss) per share from continuing operations was $(5.57) for 2022, $1.32 for 2021, $0.92 for 2020, $0.59 for 2019, $0.78 for 2018 and $0.41 for 2017.
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Because the Committee originally adopted the Core EPS target (and threshold and maximum) levels in early fiscal 2020, the original levels approved did not reflect the acquisition of Hunter or sale of Telephonics. The levels set forth above reflect adjustments approved by the Committee following the Hunter acquisition and Telephonics disposition, to reflect the inclusion of Hunter’s results and the removal of any contributions from Telephonics for the stub period in fiscal 2022 (Telephonics was owned and operated for all of fiscal 2020 and 2021). This is consistent with the Committee’s past practice of making adjustments, as appropriate, to account for significant acquisitions and dispositions; this is also contemplated by the Performance Bonus Plan.

After the conclusion of fiscal 2022 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which the Core EPS performance targets for the period fiscal 2020 to fiscal 2022 were attained. Using fiscal 2019 as the base year, Core EPS from continuing operations increased from $0.60 in 2019 to $4.07 in 2022, reflecting a compound annual growth rate of 89.3%. Aggregate Core EPS for the three-year period fiscal 2020 through 2022 was $7.55. Based on this aggregate Core EPS amount of $7.55, the Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, long-term cash incentive bonuses in the amounts of $5,400,000, $1,350,000, $450,000 and $450,000, respectively. In making the determination not to reduce these amounts by applying negative discretion, and to award the amounts set forth above, the Committee noted the record performance of the Company in fiscal 2022 during an uncertain U.S. and global economy that presented continued challenges such as supply chain disruptions, labor shortages and increasing commodity prices.

2022 Annual Cash Incentive Bonuses. In accordance with and pursuant to the Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective goals for annual bonuses for fiscal 2022, as described in further detail below. These goals were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal 2022 reviewed by the Board of Directors. Consistent with these objectives, the Compensation Committee determined that annual objectives should be established in two different areas—achieving strong operating results, as measured by EBITDA, and continuing to strengthen Griffon’s balance sheet, as measured by working capital level. For fiscal 2022, as in recent years, while the Compensation Committee continued to believe it important to use working capital as a performance measure to create an appropriate incentive to maintain liquidity and financial strength, the Compensation Committee desired to continue to put a stronger emphasis on operating results and to weigh EBITDA performance more heavily. Thus, EBITDA performance was assigned a weighting accounting for approximately 75% of the annual cash bonus opportunities for Messrs. Kramer, Mehmel, Harris and Kaplan, and working capital targets were assigned approximately a 25% weighting.

Annual bonus eligibility amounts were established based on various levels of achievement of EBITDA for fiscal 2022 and working capital as of September 30, 2022. As with the levels of achievement adopted for the long-term cash bonus opportunity, the original metrics approved did not reflect the acquisition of Hunter or sale of Telephonics; and so the levels set forth below reflect adjustments approved by the Committee following the Hunter acquisition and Telephonics disposition. As so adjusted, the bonus eligibility amounts for fiscal 2022 were as follows:

	EBITDA level	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$265,030,000	$ 700,000	$ 175,000	$ 70,000	$ 70,000
Target	$311,800,000	$1,600,000	$ 400,000	$160,000	$160,000
Maximum	$342,980,000	$2,800,000	$ 700,000	$280,000	$280,000

	Working Capital level
Threshold	$719,105,000	$350,000	$ 87,500	$35,000	$35,000
Target	$739,105,000	$500,000	$125,000	$50,000	$50,000
Maximum	$759,105,000	$866,667	$216,667	$86,667	$86,667
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The EBITDA levels at which a bonus would be paid to Messrs. Kramer, Mehmel, Harris and Kaplan increased from a range of $200 million (threshold) to $259 million (maximum) for 2021 to a range of $265 million (threshold) to $343 million (maximum) for 2022, representing an approximate 32% increase in the threshold and maximum levels. For fiscal 2021, the EBITDA levels, and achievement measured against these levels, included the results of Telephonics and excluded Hunter; for fiscal 2022, the results of Telephonics were excluded, and the results of Hunter were included from the date of acquisition. Because the Company sets robust targets to attain growth, the Committee believes a range is appropriate so that opportunities are meaningful given varying economic and operational conditions.

Against this background, the Compensation Committee establishes EBITDA targets after the Board has reviewed the Griffon operating plan developed by management for the coming fiscal year. That operating plan incorporates the plans and budgets of each of the Company’s operating subsidiaries as well as corporate expense, and requires that certain levels of organic growth be achieved for the payment of target bonuses at the subsidiary levels. The Compensation Committee considered a variety of factors when EBITDA target levels were set for fiscal 2022, similar to those that were considered in setting targets for the prior year, such as

●	the challenging U.S. and global economic environment, including in particular
	—	continued uncertainties resulting from the Covid-19 pandemic, including the need to periodically reevaluate and modify various protocols to minimize the risk to the health and safety of our employees
	—	Labor shortages, supply chain challenges and increasing commodity prices
	—	Possible fluctuations in consumer spending and demand for our products for various reasons, including a possible return to “pre-Covid” lifestyles as the pandemic subsides
	—	the uncertainty regarding future trends relating to residential and commercial construction, remodeling and renovation, which has a direct impact on the Company’s Home and Building Products segment
●	that the setting of appropriate consolidated EBITDA targets would create an incentive to control general and administrative expenses.

In establishing working capital targets, the Compensation Committee considered the capital requirements necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal 2022. The Compensation Committee also considered anticipated cash expenditures for fiscal 2022. The Compensation Committee believes that working capital is an appropriate measure of financial strength and stability because it prevents excessive reliance on short-term borrowing, thereby reducing the Company’s exposure to uncertainties of the capital markets. Importantly, the Compensation Committee also recognized the inherent tension between maintaining a strong working capital position and the mandates of the Company’s Board of Directors to increase earnings growth through acquisitions of synergistic or complementary businesses and to return cash to shareholders through share repurchases and dividends. The Compensation Committee also recognized that in view of the Board’s role in establishing the level of share repurchases and in approving acquisitions, decisions with respect to these activities and the consequences of those decisions are not ultimately within the control of management. To address this balance, and to eliminate any disincentive for management to pursue strategic acquisitions as well as to avoid penalizing management for implementing the Board-authorized share repurchase program, the Compensation Committee determined that the appropriate barometer should be an adjusted working capital measure that is not reduced by amounts expended in connection with share repurchases, and that is reduced by 50% (as opposed to 100%) of acquisition expenses (the “adjusted working capital”).

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After the conclusion of fiscal 2022 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which targets established for annual bonus opportunities for fiscal 2022 were attained and considered the extent to which annual bonuses would be paid. The Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, bonus amounts as follows, based on achieving Adjusted EBITDA of $458.2 million and working capital as of the end of fiscal 2022 of $849.5 million:

Executive	Amount based on EBITDA	Amount based on Working Capital	Total Bonus Awarded
Ronald J. Kramer	$2,800,000	$866,667	$3,666,667
Robert F. Mehmel	$700,000	$216,667	$916,667
Brian G. Harris	$280,000	$86,667	$366,667
Seth L. Kaplan	$280,000	$86,667	$366,667

In making the determination not to apply negative discretion and to therefore award each of our NEOs the bonus amount based on the calculations as described above, the Compensation Committee considered factors similar to those that it considered in determining the amounts to be awarded to our NEOs with respect to the long-term cash bonus incentive opportunity for the period fiscal 2020 through fiscal 2022, as described above.

Aggregate Cash Bonuses Paid to NEOs. Based on the above, the aggregate cash bonus amounts paid to our NEOs following the end of fiscal 2022 are as set forth below. These amounts appear in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation” for the year 2022.

Executive	Amount based on long- term incentive bonus opportunity (performance period—October 1, 2019 to September 30, 2022)	Amount based on short- term incentive bonus opportunity (performance period— fiscal 2022)	Total bonus awarded
Ronald J. Kramer	$5,400,000	$3,666,667	$9,066,667
Robert F. Mehmel	$1,350,000	$916,667	$2,266,667
Brian G. Harris	$450,000	$366,667	$816,667
Seth L. Kaplan	$450,000	$366,667	$816,667

Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build shareholder value over the long-term by aligning their interests with the interest of shareholders. Since 2006, we have granted equity-based awards in the form of restricted stock, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

Since fiscal 2012, all restricted share awards granted to our NEOs, with the exception of one award granted to each of our NEOs in December of 2020, have been 100% performance-based. This further reflects the Committee’s philosophy of aligning executive compensation with the financial performance of the Company, and motivating executives, by providing a substantial portion of our executives’ compensation in the form of performance-based compensation. We have been advised that the Company is included in a minority of public companies that has granted almost exclusively performance-based equity awards to its named executive officers in recent years.

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The Compensation Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability, growth and financial position.

As of October 1, 2022, there were 835,122 shares of common stock available for future awards under our 2016 Equity Incentive Plan. The Compensation Committee believes that this Plan enables us to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance.

On March 10, 2022, Messrs. Kramer and Mehmel each received two restricted stock grants of an equal number of shares eligible to vest on December 31, 2024. The first grant requires that the Company achieve average Return on Invested Capital (“Average ROIC”), for calendar years 2022, 2023 and 2024, of at least 7.5%, at which level the threshold number of shares will vest. The following table shows the number of restricted shares eligible to be earned by each of Mr. Kramer and Mr. Mehmel, at various levels of achievement of Average ROIC:

	Average ROIC of 7.5% (threshold)	Average ROIC of 9.4% (target)	Average ROIC of 11.3% (max)
Ronald J. Kramer	37,846	75,691	151,382
Robert F. Mehmel	18,923	37,846	75,691

If Average ROIC is not at least 7.5%, the entire stock grant is forfeited. Linear interpolation will be used to determine the number of shares that will vest should Average ROIC be between the levels set forth above.

In selecting Average ROIC as the performance metric for the equity grants to Messrs. Kramer and Mehmel, the Compensation Committee took into account feedback from institutional shareholders in which it was suggested that some type of return measure, such as return on invested capital or return on equity, be incorporated as a performance metric into Griffon’s executive compensation program. Gallagher also advised the Committee that:

●	ROIC is an excellent measure of evaluating shareholders’ equity and long-term debt

●	Institutional investors commonly use ROIC to evaluate the performance of portfolio stocks

●	ISS utilizes ROIC as part of its financial performance review

●	ROIC is used by many public companies as part of their incentive compensation program for senior executives

ROIC for a particular period is defined as net operating profit after tax (“NOPAT”) for such period divided by the average of invested capital as of the beginning of such period and invested capital as of the end of such period, where:

●	NOPAT = adjusted operating profit for the relevant period multiplied by the difference between 1 and the normalized tax rate for such period

●	adjusted operating profit = operating income plus other income plus amortization, adjusted, as determined by the Compensation Committee, for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period or is unrelated to operations

●	invested capital = the current portion of long-term debt plus long-term debt plus equity, minus cash
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The second grant of restricted stock received by Messrs. Kramer and Mehmel on March 10, 2022 requires that the TSR of the Company’s common stock for the period March 10, 2022 through December 31, 2024 (the “Performance Period”) be in at least the 25th percentile of the TSRs of all companies that are included in the Russell 2000 at both the beginning and end of the Performance Period; at this level, the threshold number of shares will vest. The following table shows the number of restricted shares eligible to be earned by each of Mr. Kramer and Mr. Mehmel, at various levels of achievement of the TSR percentile as compared to the Russell 2000 during the Performance Period:

	TSR percentile of 25% (threshold)	TSR percentile of 50% (target)	TSR percentile of 75% (max)
Ronald J. Kramer	37,846	75,691	151,382
Robert F. Mehmel	18,923	37,845	75,691

If the TSR percentile is not at least 25%, the entire stock grant is forfeited. Linear interpolation will be used to determine the number of shares that will vest should the TSR percentile be between the levels set forth above.

In order to further mitigate incentives for excessive risk taking, the applicable award agreements for both grants prohibit the recipients from selling the shares for two years after they vest. These awards are subject to earlier vesting at the target level in the event of death or disability, or in the event of a termination without cause (or by the executive for good reason) in connection with a change in control of the Company. In the event of a termination without cause (or by the executive for good reason) other than in connection with a change of control, the award is subject to vesting on a pro rata basis at the end of the Performance Period (but only to the extent the applicable performance condition has been met).

On November 15, 2021, Mr. Harris and Mr. Kaplan were granted 22,562 and 20,826 shares, respectively, of restricted stock. Subject to the executive’s continued employment, all shares subject to the award will vest on November 30, 2024, as the Company has achieved the applicable performance criteria (which required that consolidated EBITDA be equal to or greater than $324.4 million in fiscal 2022, or at least $357.8 million in fiscal 2023 or fiscal 2024). This EBITDA target reflects the target as adjusted following the acquisition of Hunter Fan and sale of Telephonics; the different amount for fiscal 2022 reflects that, since Hunter was acquired in January 2022, consolidated fiscal 2022 results only include Hunter’s results from the date of the Hunter acquisition through September 30, 2022. If the EBITDA performance condition were not attained, the restricted shares would have been forfeited. These restricted shares were subject to earlier vesting if, within two years after a change in control, the executive was terminated without cause or left for good reason.

Consistent with the philosophy descried above, the Compensation Committee determined to grant the equity awards described above to each of Messrs. Kramer, Mehmel, Harris and Kaplan (i) based on a subjective analysis of the executive’s performance, (ii) to provide enhanced retention and motivation for the executive, (iii) to reflect the Company’s philosophy that (a) a substantial portion of the compensation of its senior executives should be performance-based, and (b) the largest grants should be awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to influence our profitability, growth and financial position, (iv) to align the interests of our NEOs more closely with the interests of our shareholders, and (v) as a measure of compensation risk to management in that it requires the executive to remain with the Company for a significant period of time before vesting of the equity award and effectively subjects the executive to the same share value risks to which our shareholders are subject during the cliff vesting period.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year cliff vesting period (in addition to our performance vesting requirements and conditions), and has determined that cliff vesting, rather than pro-rata annual vesting, better aligns an executive’s compensation interests with the long-term business strategies and tactics of the Company over the vesting period. The Compensation Committee also believes that cliff-vesting (in addition to our performance vesting requirements and conditions), reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term shareholder value. The long-term vesting requirement is therefore also intended to discourage excessive risk taking by management, as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest.

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Accordingly, all outstanding restricted share awards granted to our NEOs provide for a multi-year cliff vesting period that is generally at least three years and is subject to satisfying the applicable performance vesting requirements.

Retirement, Health and Welfare Benefits and Other Perquisites. Our executive officers are entitled to participate in the employee benefit plans made available to our employees generally, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) Retirement Plan and the ESOP. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our named executive officers pursuant to supplemental health insurance plans that cover certain medical expenses not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car, car allowance, long-term care insurance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Mehmel, Harris and Kaplan pursuant to the terms of their respective employment agreements and as a means to retain their services. We also reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting services. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers.

Nonqualified Deferred Compensation Plan

We adopted a Nonqualified Deferred Compensation Plan (the “NDCP”) for a select group of eligible employees of Griffon Corporation, including the NEOs, that became effective as of October 1, 2020. Under the NDCP, each participating employee is permitted to defer up to 8% of such employee’s “excess” compensation for any plan year. “Excess” compensation means cash compensation in excess of the Internal Revenue Code (“IRC”) limit on compensation that can be taken into account under our qualified 401(k) Plan (the limit is $305,000 for calendar year 2022), subject to a maximum of such excess compensation in any given year equal to the difference between $2,000,000 and the IRC compensation limit for that plan year. We will match 50% of the amount a participant defers into the NDCP, and so the aggregate matching contribution amount for a plan year will not exceed 4% of the participant’s excess compensation for that plan year. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service, subject to accelerated vesting if a participant dies or becomes disabled, or upon a change in control. This is the same vesting schedule as under our 401(k) plan. All of our current executive officers have over three years of service and therefore are fully vested in their matching contributions. Participants are permitted to choose from a variety of investment options for their elective deferrals and matching contributions. Participants can elect for distributions to commence within 30 days after (a) termination of employment, or (b) twelve or twenty-four months after termination of employment, and can elect to receive either a single lump sum cash payment or a series of substantially equal installments over a three, five or ten year period. See the table included under the section titled “Nonqualified Deferred Compensation Plan in 2022” on page 76 for details regarding the employee and employer contributions made to the NDCP during fiscal 2022, as well as certain other information, for each of the NEOs.

Employee Stock Ownership Plan. The Company has maintained an Employee Stock Ownership Plan (“ESOP”) since 1983. All of our U.S. employees who work 1,000 or more hours per year (a “Year of Service”), including our NEOs, are eligible to participate in the ESOP, except those who are members of a collective bargaining unit. Approximately 76% of our employees are in the U.S.; and of those, approximately 73% participate in the ESOP. Annual contributions are made to the ESOP in such amounts as the Company’s Board of Directors may determine in its discretion, although the Company will at a minimum make contributions sufficient to permit the ESOP to remit the scheduled debt repayments on its outstanding loan from the Company (discussed below). Contributions to the ESOP are invested primarily in the Company’s common stock.

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The ESOP, through its trustee, currently Principal Financial Services, Inc. (the “Trustee”), may borrow funds for the purpose of purchasing Company common stock. In March 2019, a previously outstanding loan from a third-party bank to the ESOP was refinanced with an internal loan from the Company. The internal loan is secured by the shares purchased with the proceeds from the loan (including the shares purchased with that portion of the previously outstanding loan from the third-party bank that was refinanced with the internal loan). When payments of principal and interest on the loan are made, the number of shares of common stock acquired through such loan (based on the portion of principal and interest paid) are released and allocated to eligible participants at the end of the applicable plan year. Eligible participants are those employees who (i) are employed by the Company on the last day of the plan year and have completed at least one year of service prior to the end of the plan year, or (ii) terminated employment during the plan year due to attainment of age 65, death or disability during the plan year. Generally, the number of shares allocated to a participant for a plan year is based on the ratio of the participant’s compensation for the plan year to the total compensation for the plan year of all eligible participants. Participants vest in the contributions made on their behalf over time and become 100% vested after two years of service. No contributions are required of, nor accepted from, any employee. Historically, the amount of the Company’s annual contributions to the ESOP have solely been the amount necessary to satisfy the ESOP’s obligations for such plan year with respect to the ESOP’s loan.

The loan from Griffon to the ESOP is being repaid in quarterly installments through December 2028. As of November 30, 2022, the ESOP had outstanding borrowings of $14.8 million, and there were 4,953,323 shares of common stock in the ESOP, of which 3,928,681 were allocated to participant accounts and 1,024,642 were unallocated.

The Trustee is considered the shareholder for the purpose of exercising all owners’ and shareholders’ rights with respect to the Company’s common stock held in the ESOP, except for voting rights. Subject to the Trustee’s fiduciary duties with respect to the ESOP, the Trustee will vote the shares held by the ESOP as follows:

●	shares that have been allocated to a participant’s ESOP account (whether vested or unvested) for which voting instructions have been received are voted in accordance with such instructions;

●	shares that have been allocated to a participant’s ESOP account for which voting instructions have not been received are voted in the same proportions as those votes cast by participants who have submitted voting instructions; and

●	shares that have not been allocated to a participant’s account are voted in the same proportions as those votes cast with respect to shares allocated to participants’ accounts.

Employment Agreements

In March 16, 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. We entered into an amendment to this agreement with Mr. Kramer on each of February 3, 2011, December 12, 2013, April 28, 2022 and November 14, 2022. Pursuant to the terms of the employment agreement, as amended, Mr. Kramer’s term of employment continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The employment agreement provided an initial annual base salary to Mr. Kramer of $775,000, which is subject to discretionary increases. Under the employment agreement, Mr. Kramer received grants of restricted stock that have now vested and is eligible for an annual cash bonus as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

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On December 7, 2012, we entered into an employment agreement with Robert F. Mehmel, pursuant to which he became our President and Chief Operating Officer effective December 10, 2012. We entered into an amendment to this agreement with Mr. Mehmel on November 14, 2022. Under the employment agreement, as amended, Mr. Mehmel’s term of employment automatically renews for successive one-year periods unless either party provides 180 days’ notice of non-renewal to the other party. We provided an initial annual base salary to Mr. Mehmel of $700,000 per annum, which is subject to discretionary increases. Mr. Mehmel is eligible for an annual cash bonus as determined by the Compensation Committee, with a target bonus amount not less than 100%, and a maximum potential bonus amount not less than 200%, of Mr. Mehmel’s base salary. We also provided a grant of 300,000 performance-based restricted shares to Mr. Mehmel as an inducement grant necessary to recruit him, which has since vested. Upon termination of his employment under certain circumstances, Mr. Mehmel is also entitled to certain severance payments, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On June 1, 2015 and July 30, 2015, we entered into an offer letter and severance agreement, respectively, with Brian G. Harris, pursuant to which he became our Senior Vice President and Chief Financial Officer effective August 1, 2015. We entered into an amendment to the severance agreement with Mr. Harris on each of April 28, 2022 and November 14, 2022. Pursuant to the offer letter and the severance agreement, as amended, Mr. Harris’ employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides 90 days’ notice of non-renewal to the other party. The offer letter provided for Mr. Harris to receive an initial annual base salary of $340,000, subject to discretionary increases. Mr. Harris is eligible for an annual cash bonus, with a target of 50% of base salary. Under his severance agreement, Mr. Harris is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On April 27, 2010, we entered into an offer letter and severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. We entered into an amendment to the severance agreement with Mr. Kaplan on each of April 28, 2022 and November 14, 2022. Pursuant to the offer letter and the severance agreement, as amended, Mr. Kaplan’s employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides 90 days’ notice of non-renewal to the other party. The employment agreement provided for Mr. Kaplan to receive an initial annual base salary of $312,500, subject to discretionary increases. Mr. Kaplan is eligible for an annual cash bonus with a target of 50% of base salary. Pursuant to his employment agreement, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock, which has since vested. Under his severance agreement, Mr. Kaplan is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

The amendments referred to above, dated April 28, 2022, were made to ensure consistency among the severance arrangements with our named executive officers relating to the payment of a pro-rata bonus for the year of an executive’s termination (the “Pro Rata Bonus”) upon certain terminations of employment occurring within two years following a change in control. The April 28, 2022 amendment to Mr. Kramer’s employment agreement provides that Mr. Kramer’s Pro Rata Bonus be equal to a pro rata portion of the greater of the total bonus received in the immediately preceding year and the “Target Bonus” (with “Target Bonus” being defined as 150% of Mr. Kramer’s current salary). This is consistent with similar provisions in the agreements we have with our other NEOs. The April 28, 2022 amendments also provide for payment of the Pro Rata Bonus, and related payments due in the event of certain terminations of employment occurring within two years following a change in control, to be made within 10 days following the date on which the executive’s release of claims becomes effective.

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The amendments referred to above, dated November 14, 2022, were made to ensure consistency regarding continuation of health and medical benefits following certain terminations of employment occurring within two years following a change in control. The November 14, 2022 amendment to Mr. Kramer’s employment agreement provides that Mr. Kramer will be entitled to continued coverage under the Company’s medical and health plans until December 31 of the second calendar year following the year of termination; this is consistent with similar provisions in the agreements we have with our other named executive officers. The November 14, 2022 amendments also clarify the wording relating to the circumstance constituting “good reason” based on a reduction in bonus opportunity, to reflect that our executive cash bonus program now consists of both a short-term (annual) and long-term component (at the time each of the NEOs’ severance arrangements were originally entered into, the executive cash bonus program consisted only of an annual bonus opportunity). Finally, the November 14, 2022 amendments provide that all excise tax calculations and any possible related reduction in payments, in connection with a change in control, shall be made by the expert firm retained by the Company, and that such calculations and determinations shall be conclusive and binding absent manifest error.

With respect to the agreements described above, each of Messrs. Kramer, Mehmel, Kaplan and Harris has agreed to customary non-competition and non-solicitation provisions that extend for post-termination periods of twelve to eighteen months, as well as customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. With respect to terminations of employment following a change in control, a “change in control” is generally defined in these agreements to include, among other events, the acquisition by a person or entity of more than 30% of the voting securities of our Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by the existing Board will be considered a part of the current Board), and certain merger or sale of assets transactions. Pursuant to the agreements described above, we provide certain perquisites to our named executive officers, as described above under “Retirement, Health and Welfare Benefits and Other Perquisites” and as reflected in the Summary Compensation Table.

Stock Ownership Guidelines

In November 2010, we adopted stock ownership guidelines that require that our executive officers acquire, over time, and retain, a certain number of shares of our common stock. These stock ownership guidelines were amended in 2012. Under the Company’s stock ownership guidelines, as amended:

●	the target number of shares for compliance is stated in a dollar amount

●	the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar value through ownership of shares of common stock and to retain the target amount of shares until termination of service

●	the target dollar value is as follows:

Position	Target Dollar Value
CEO	5x Salary
COO	4x Salary
CFO	3x Salary
Other Executive Officers	2x Salary
Business Unit Presidents	2x Salary

●	until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

●	testing for compliance is done quarterly
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●	once the executive holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

●	the following shares count toward reaching the applicable guideline amount:

—	restricted shares granted under our equity incentive plans

—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—	shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

●	if an executive fails to be in compliance within the applicable three-year period, this can be considered by the Compensation Committee in determining future equity awards

Under these guidelines, each of our executive officers, and business unit presidents, holds shares with a value greater than the applicable target dollar value. If, at the end of the initial three-year period, an executive does not hold shares with the requisite target value, he is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes and, in the case of options, exercise price). We monitor compliance with the guidelines on a periodic basis. Our stock ownership guidelines apply to directors as well, as described below in the discussion of director compensation. We amended our stock ownership guidelines in March 2022 to increase the value of shares of Griffon common stock expected to be acquired by each director (from three times to four times the base annual retainer fee); this amendment also lengthens the time after joining the board by which a new director is expected to acquire such value of shares, from three years to four years.

Mr. Kramer, our Chief Executive Officer, holds over 2,000,000 shares of our common stock directly, which is well in excess of his target number of shares under our stock ownership guidelines of over 160,000. Mr. Kramer acquired a substantial portion of his shares through investment of his personal assets.

Policy Against Pledging and Hedging Company Securities

Our Policy on Insider Trading prohibits our directors, officers, business unit Presidents and certain other key employees from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his company security holdings, and (iii) purchasing company securities on margin or holding company securities in a margin account. Because these types of activities could result in a sale of company securities at a time when the director or employee has material, inside information, or could create a situation in which a director or employee owns company securities without the full risks and rewards of ownership, our Board believes it prudent to prohibit our directors, officers and key employees from entering into these types of transactions. All directors and officers have indicated they are in compliance with this policy.

Clawback Policy; Potential Impact on Compensation from Executive Misconduct

Under our Incentive-Based Compensation Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Company shall be entitled to recover (and shall seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid, and the amount that would have been paid if the financial statements were prepared properly in the first instance. As one means of enforcing the Clawback Policy, we have added a clawback provision to the form of agreement used for equity grants to our executive officers.

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In addition, if the Board or an appropriate committee of the Board determines that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include termination of employment and initiating an action for breach of fiduciary duty. These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

Tax Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1 million for each covered executive officer in any taxable year. Until 2018, compensation that was “performance-based” under the Internal Revenue Code’s definition was exempt from this limit. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, and one of its provisions eliminated the “performance-based” exception for deducting compensation in excess of $1 million under Section 162(m). In addition, under prior tax law, an individual would no longer be considered a “covered executive” under Section 162(m) if the individual was no longer classified as a named executive officer; however, under the new tax law, once a person is identified as a named executive officer, he will then permanently be considered to be a covered executive (and therefore subject to the $1 million deductibility limit even after such individual is no longer a named executive officer).

Our policy with respect to compensation paid to our covered executive officers is that compensation will generally be designed consistent with our compensation philosophy and with the intent of providing appropriate incentives to attract, retain, motivate and reward our executives. Although the Compensation Committee will consider the tax impact of compensation to our executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is in the best interests of the Company.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such executive’s compensation. As stated above, the Compensation Committee has established a policy against providing tax gross-ups to executives, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our NEOs.

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EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of September 30, 2022:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	835,122
Equity compensation plans not approved by security holders	—	—	—

(1)	Excludes restricted shares and restricted stock units issued in connection with our equity compensation plans; as of September 30, 2022, 3,703,567 unvested shares of restricted stock had been awarded under our equity compensation plans and remained subject to certain forfeiture conditions. The total reflected in column (c) includes shares available for grant as any type of equity award under the 2016 Equity Incentive Plan.

Compensation Committee Report

We have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

Compensation Committee*

Jerome L. Coben
Lacy M. Johnson
Cheryl L. Turnbull (Chair)

*	Mr. Johnson became a member of the Compensation Committee, and Ms. Turnbull become Chair of the Compensation Committee, on March 3, 2022.
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Summary Compensation Table

The following table sets forth all compensation for the fiscal years ended September 30, 2022, 2021 and 2020 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total($)
Ronald J. Kramer	2022	1,177,295	3,637,347	9,066,667	(2)	407,659	14,288,968
Chairman and Chief Executive Officer	2021	1,143,005	9,601,339	8,526,667		427,386	19,698,397
	2020	1,109,714	7,150,500	7,466,667		405,784	16,132,665

Robert F. Mehmel	2022	1,045,023	1,818,673	2,266,667	(2)	224,339	5,354,702
President and Chief Operating Officer	2021	1,014,586	2,889,340	2,131,667		179,095	6,214,688
	2020	985,035	2,383,500	1,866,667		139,092	5,374,294

Brian G. Harris	2022	498,709	650,011	816,667	(2)	144,310	2,109,697
Senior Vice President	2021	474,961	973,334	771,667		119,957	2,339,919
and Chief Financial Officer	2020	452,344	600,003	746,667		95,820	1,894,834

Seth L. Kaplan	2022	455,886	599,997	816,667	(2)	142,477	2,015,027
Senior Vice President,	2021	441,237	923,323	771,667		119,232	2,255,459
General Counsel and Secretary	2020	421,532	549,993	746,667		99,387	1,817,579

(1)	Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual value that will eventually be realized by the NEO at the time the award becomes vested. For additional information regarding the assumptions used in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2022.

(2)	Represents amounts paid under our 2016 Performance Bonus Plan as follows:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Amount paid with respect to the long-term performance period October 1, 2018 through September 30, 2021	$5,400,000	$1,350,000	$450,000	$450,000
Amount paid with respect to the short-term performance period October 1, 2020 through September 30, 2021	$3,666,667	$916,667	$366,667	$366,667
Total	$9,066,667	$2,266,667	$816,667	$816,667

For information regarding determination of the amounts described in this footnote, see “Compensation Discussion and Analysis—Elements of Executive Compensation—2022 Annual Cash Incentive Bonuses,” and “Compensation Discussion and Analysis—Elements of Executive Compensation—2022 Long-Term Cash Incentive Bonuses.”

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(3)	All Other Compensation in fiscal 2021 includes the following benefits paid or provided by the Company:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Life insurance/long-term care insurance policies	$169,732	$44,526	$26,818	$38,849
401(k) Retirement Plan—company contributions	$12,200	$12,200	$12,200	$12,200
Nonqualified Deferred Compensation Plan—company contributions	$67,710	$59,593	$22,560	$20,845
Personal automobile use	$59,854	$39,080	$32,201	$20,399
Supplemental medical benefits	$69,175	$26,192	$22,192	$22,192
Contributions allocated under our ESOP	$28,988	$26,748	$28,339	$27,992
Financial, investment, estate planning, tax and insurance consulting fees	—	$16,000	—	—
Total	$411,712	$224,339	$144,310	$142,477
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Grants of Plan-Based Awards-Fiscal 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)		Thres- hold (#)	Target (#)	Maxi- mum (#)	Stock and Option Awards ($)
Ronald J. Kramer		1,050,000	2,100,000	3,666,667	(2)
Chairman and Chief Executive Officer		1,800,000	3,600,000	5,400,000	(3)
	3/10/22(4)					37,846	75,691	151,382	1,424,855
	3/10/22(5)					37,846	75,691	151,382	2,212,492

Robert F. Mehmel		262,500	525,000	916,667	(2)
President and Chief Operating Officer		450,000	900,000	1,350,000	(3)
	3/10/22(4)					18,923	37,846	75,691	712,427
	3/10/22(5)					18,923	37,846	75,691	1,106,246

Brian G. Harris		105,000	210,000	366,667	(2)
Senior Vice President and Chief Financial Officer		180,000	360,000	540,000	(3)
	11/15/21(6)						22,562		650,011

Seth L. Kaplan		105,000	210,000	366,667	(2)
Senior Vice President, General Counsel and Secretary		180,000	360,000	540,000	(3)

	11/15/21(6)						20,826		599,997

(1)	Dividends on shares underlying a restricted stock award that are declared during the period such award is outstanding and unvested are paid to the executive if and when, and to the extent, that such restricted stock award vests.

(2)	Represents short-term (annual) cash bonus award opportunities under the 2016 Performance Bonus Plan (based on certain EBITDA and working capital performance levels) for the fiscal year ended September 30, 2022.

(3)	Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan (based on the Company’s aggregate Core EPS, free cash flow and EBITDA of Hunter Fan Company) for the period commencing October 1, 2021 and ending September 30, 2024. See “Compensation Discussion and Analysis—Performance Criteria” on page 48 for a description of how Core EPS, free cash flow and EBITDA of Hunter fan Company is determined.

(4)	Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 31, 2024 if the total shareholder return (“TSR”) of the Company’s common stock (the “Company TSR”) during the period March 10, 2022 to December 31, 2024 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to pro rata vesting at the end of the performance period based upon the portion of the performance period that had elapsed as of the date of such termination and the Company TSR achieved during the entire Performance Period.
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(5)	Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 31, 2024 if the Company achieves average return on invested capital of 9.4% for the three calendar years 2022, 2023 and 2024 (“Average ROIC”). If Average ROIC is 7.5%, the threshold number of shares will vest, and if Average ROIC is at or above 11.3%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to pro rata vesting at the end of the performance period based upon the portion of the performance period that had elapsed as of the date of such termination and the Average ROIC achieved during the entire Performance Period.

(6)	Represents awards of performance-based restricted stock that vest in full, subject to the executive’s continued employment, on November 30, 2024 if, and only if, Company consolidated EBITDA is equal to or greater than $324.4 million in fiscal 2022 or equal to or greater than $357.8 million in fiscal 2023 or 2024. If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control (i) the executive is terminated without cause or due to death or disability, or (ii) the executive resigns for good reason.
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Outstanding Equity Awards at Fiscal 2022 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2022.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Ronald J. Kramer	288,000(1)	8,501,760(1)
Chairman and Chief Executive Officer	182,203(2)	5,378,633(2)
	288,000(3)	8,501,760(3)
	360,000(4)	10,627,200(4)
			37,846(5)	1,117,214(5)
			37,846(6)	1,117,214(6)

Robert F. Mehmel	96,000(1)	2,833,920(1)
President and Chief Operating Officer	45,551(2)	1,344,666(2)
	96,000(3)	2,833,920(3)
	120,000(4)	3,452,400(4)
			18,923(5)	558,607(5)
			18,923(6)	558,607(6)

Brian G. Harris	27,211(7)	803,269(7)
Senior Vice President and Chief Financial Officer	18,220(2)	537,854(2)
	27,498(8)	811,741(8)
	22,562(9)	666,030(9)

Seth L. Kaplan	24,943(7)	736,317(7)
Senior Vice President, General Counsel and Secretary	18,220(2)	537,854(2)
	25,206(8)	744,081(8)
	20,826(9)	614,784(9)

(1)	On December 20, 2018 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 20, 2022 if the Company achieves a closing stock price of at least $12.72 on 30 consecutive trading days during the period commencing December 20, 2018 and ending December 20, 2022. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four-year period. On May 1, 2019 the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.
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(2)	On December 17, 2020 Messrs. Kramer, Mehmel, Harris and Kaplan were granted awards of 182,203, 45,551, 18,220 and 18,220 restricted shares, respectively, that vest in full, subject to the executive’s continued employment, on December 17, 2023.

(3)	On January 27, 2021 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 27, 2025 if the Company achieves a closing stock price of at least $26.18 on 30 consecutive trading days during the period commencing January 27, 2021 and ending January 27, 2025. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four-year period. On May 1, 2019 the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.

(4)	On January 30, 2020 Messrs. Kramer and Mehmel were granted awards with a target amount of 450,000 and 150,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 30, 2024 if the Company achieves a closing stock price of at least $26.46 on 30 consecutive trading days during the period commencing January 30, 2020 and ending January 30, 2024. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the period January 30, 2024 through December 31, 2023. On September 27, 2022, the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 360,000 and 450,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.

(5)	On March 10, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 75,691 and 37,846 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 31, 2024 if the Company’s TSR during the period March 10, 2022 to December 31, 2024 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 37,846 and 18,923 shares, respectively.

(6)	On March 10, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 75,691 and 37,846 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 31, 2024 if the Company achieves average return on invested capital of 9.4% for the three calendar years 2022, 2023 and 2024 (“Average ROIC”). If Average ROIC is 7.5%, the threshold number of shares will vest, and if Average ROIC is at or above 11.3%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 37,846 and 18,923 shares, respectively.

(7)	On January 30, 2020 Messrs. Harris and Kaplan received awards of 27,211 and 24,943 shares, respectively, of performance-based restricted stock. On December 8, 2020, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2022.

(8)	On January 27, 2021 Messrs. Harris and Kaplan received awards of 27,498 and 25,206 shares, respectively, of performance-based restricted stock. On November 15, 2021, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2023.

(9)	On November 15, 2021 Messrs. Harris and Kaplan received awards of 22,562 and 20,826 shares, respectively, of performance-based restricted stock. On November 16, 2022, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2024.

(10)	The value reflected is based upon the closing price per share of the common stock of $29.52 on September 30, 2022.
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Option Exercises and Stock Vested in Fiscal 2022

The following table sets forth information with respect to the number of options and shares of restricted stock granted to the named executive officers in previous years that were exercised or vested during the fiscal year ended September 30, 2022, as well as the value of the stock on the exercise or vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald J. Kramer	373,781	9,295,933(2)
Chairman and Chief Executive Officer
Robert F. Mehmel	124,594	3,098,653(2)
President and Chief Operating Officer
Brian G. Harris	49,342	1,298,188(3)
Senior Vice President and Chief Financial Officer
Seth L. Kaplan	45,230	1,190,001(3)
Senior Vice President, General Counsel and Secretary

(1)	Value is based on the closing price of Griffon common stock on the date of vesting.

(2)	Represents the value of 373,781 shares and 124,594 shares of restricted stock on the vesting date of December 20, 2021; the closing price of Griffon common stock on such date was $24.87.

(3)	Represents the value of 49,342 shares and 45,230 shares of restricted stock on the vesting date of November 30, 2021; the closing price of Griffon common stock on such date was $26.31.

Nonqualified Deferred Compensation Plan in 2022

Under the NDCP, eligible employees of Griffon Corporation, including our NEOs, may defer up to 8% of their cash compensation that is in excess of the statutory contribution limits applicable to our 401(k) Plan, up to a certain limit. We match 50% of a participant’s contributions to the NDCP. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service. All of our NEOs have over three years of service and therefore are fully vested in all matching contributions at all times. Participants are permitted to choose from a variety of investment options for investing their elective deferrals and matching contributions. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites” for additional information.

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All of our NEOs participated in the NDCP in 2022.

	Executive Contributions in Fiscal 2022	Company Contributions in Fiscal 2022	Aggregate earnings in Fiscal 2022	Aggregate balance at September 30, 2022
Ronald J. Kramer	$135,420	$67,710	$(49,562)	$348,249
Chairman and Chief Executive Officer
Robert F. Mehmel	$119,187	$59,593	$(30,966)	$257,814
President and Chief Operating Officer
Brian G. Harris	$45,121	$22,560	$(17,073)	$112,164
Senior Vice President and Chief Financial Officer
Seth L. Kaplan	$41,689	$20,845	$(14,497)	$106,275
Senior Vice President, General Counsel and Secretary

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “Compensation Discussion and Analysis—Employment Agreements,” we have entered into employment agreements with Ronald J. Kramer, our Chief Executive Officer, and Robert F. Mehmel, our President and Chief Operating Officer, and severance agreements with Brian G. Harris, our Senior Vice President and Chief Financial Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain severance payments and other post-termination benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Mehmel, Mr. Harris and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2022 for the reason set forth in each of the columns. As discussed above under the section entitled “Compensation Discussion and Analysis—Tax Implications,” we do not provide any tax gross-ups in connection with the compensation arrangements, including any severance or change in control payments, for our named executive officers.

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Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$1,183,038	$2,366,076		$3,549,114
Bonus (2)	—	$8,526,667	$17,053,334		$25,580,001
Pro-Rata Bonus (3)	—	$1,774,557	—		$8,526,667
Accelerated Restricted Stock Vesting (4)	$44,385,829	$44,385,829	$22,864,899	(5)	$44,385,829
Dividend Vesting (6)	$4,198,091	$4,198,091	$2,235,374		$4,198,091
Value of health benefits provided after termination (7)	—	$88,618	$88,618		$115,613
Modified 280G Cutback (8)	—	—	—		—
Totals	$48,583,920	$60,156,800	$44,608,301		$86,355,315

(1)	Upon a termination due to disability, Mr. Kramer is entitled to an amount equal to his base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times his base salary.

(2)	Upon a termination due to disability, Mr. Kramer is entitled to an amount equal to the highest bonus received by Mr. Kramer over the three-year period prior to the assumed termination date of September 30, 2022, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times such highest bonus, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times such highest bonus. The highest bonus received by Mr. Kramer over the three years prior to the year ending September 30, 2022 was $8,526,667.

(3)	Upon a termination due to disability, Mr. Kramer is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 150% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last day of the fiscal year, the bonus reflected above is 150% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause other than within 24 months following a Change in Control; however, such pro-rata bonus would only be payable to the extent that the applicable performance targets were attained and the Compensation Committee did not exercise its negative discretion to reduce such bonus. Accordingly, such bonus is not set forth in the table above. In the event of a resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months following a Change in Control, Mr. Kramer is entitled to receive a pro-rata portion of the greater of the actual bonus that Mr. Kramer received for the most recently completed fiscal year and Mr. Kramer’s target bonus. Because Mr. Kramer’s bonus for the 2021 fiscal year exceeds his target bonus for the 2022 fiscal year, and because the assumed termination date occurs on the last date of the 2021 fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the 2021 fiscal year. Such amount would be paid in a lump sum. If Mr. Kramer’s bonus for fiscal year 2022 had been used, the amount included above would be $9,066,667.

(4)	Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Kramer on December 20, 2018, January 30, 2020, January 27, 2021 and March 10, 2022 will vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full. Such performance-based restricted stock awards will also vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full, if Mr. Kramer’s employment is terminated within 24 months after a Change in Control by the Company without Cause or by Mr. Kramer for Good Reason. The values provided above are calculated based on a value of $29.52 per share, the closing price of the Company’s common stock on September 30, 2022.

(5)	No portion of Mr. Kramer’s December 20, 2018, January 30, 2020 or January 27, 2021 restricted stock awards will vest upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to each of Mr. Kramer’s December 20, 2018 and January 27, 2021 restricted stock awards, the performance conditions have been satisfied with respect to 288,000 shares, and with respect to Mr. Kramer’s January 30, 2020 restricted stock award, the performance conditions have been satisfied with respect to 360,000 shares. Each of these grants would vest pro rata (for each grant, based upon the portion of the performance period that has elapsed with respect to such grant multiplied by the number of shares with respect to which the performance conditions have been satisfied for such grant) upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than
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within 24 months after a Change in Control. In addition, upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, (i) Mr. Kramer’s December 17, 2020 time-based restricted stock award would immediately vest pro rata based on the portion of the vesting period that has elapsed at the time of such termination, and (ii) both March 10, 2022 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each such March 10, 2022 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2022, the pro-rata portion of shares granted under Mr. Kramer’s December 20, 2018, January 30, 2020 and January 27, 2021 restricted stock awards for which the performance conditions were satisfied are 272,033, 240,000 and 120,197 shares, respectively; the pro rata portion of shares granted under Mr. Kramer’s December 17, 2020 time-based restricted stock award is 46,258; and, assuming performance at target levels, the pro rata portion of shares granted under Mr. Kramer’s March 10, 2022 awards (in the aggregate) is 30,070. The value of these shares is reflected in the table above based on a value of $29.52 per share, the closing price of the Company’s common stock on September 30, 2022.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Kramer and his eligible dependents will be provided health benefits (i) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control or a termination for disability that occurs at any time; and (ii) until December 31 of the second year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Kramer’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kramer) that Mr. Kramer would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kramer would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kramer without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2022, Mr. Kramer would receive a greater benefit by receiving such benefits and payments and paying the excise tax than by having such benefits and payments reduced. Accordingly, no cut-back would be imposed.

Robert F. Mehmel

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$787,591	$1,575,182		$2,625,303
Bonus (2)	—	—	$3,299,599		$5,499,331
Pro-Rata Bonus (3)	$1,050,121	$1,050,121	—		$2,131,667
Accelerated Restricted Stock Vesting (4)	$15,534,693	$15,534,693	$7,757,396	(5)	$15,534,693
Dividend Acceleration (6)	$1,458,466	$1,458,466	$757,154		$1,458,466
Value of health benefits provided after termination (7)	—	$51,377	$88,618		$115,613
Modified 280G Cutback (8)	—	—	—		$(4,118,310)
Totals	$18,043,280	$18,882,248	$13,447,949		$23,246,762

(1)	Upon a termination due to disability, Mr. Mehmel is entitled to nine month’s salary continuation, payable in nine monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel is entitled to 18 month’s salary continuation, payable in 18 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times his base salary.

(2)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel will receive an amount equal to one and a half times the average of the total annual bonuses Mr. Mehmel received in the three years prior to his assumed termination date, such amount to be paid in 18 equal monthly installments. Upon a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times the average of the total amount of such bonuses. The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of a one-time performance bonus of $750,000 paid based on the performance of the ClosetMaid business during the period October 1, 2017 to September 30, 2019 (as part of Mr. Mehmel’s 2019 bonus).
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(3)	Upon a termination due to death or disability, Mr. Mehmel is entitled to receive a pro-rata bonus based on an assumed target bonus of 100% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a termination within 24 months after a Change in Control by Mr. Mehmel for Good Reason or by the Company without Cause, Mr. Mehmel is entitled to receive a pro-rata bonus based on the higher of Mr. Mehmel’s target bonus for the year in which such termination occurs or the total bonus earned for the preceding fiscal year. Because Mr. Mehmel’s bonus for the 2021 fiscal year exceeds his target bonus for the 2022 fiscal year, and because the assumed termination date occurs on the last date of the 2021 fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the 2021 fiscal year. Such amount would be paid in a lump sum.

(4)	Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Mehmel on December 20, 2018, January 30, 2020, January 27, 2021 and March 10, 2022 will vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full. Such performance-based restricted stock awards will also vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full, if Mr. Mehmel’s employment is terminated within 24 months after a Change in Control by the Company without Cause or by Mr. Mehmel for Good Reason. The values provided above are calculated based on a value of $29.52 per share, the closing price of the Company’s common stock on September 30, 2022.

(5)	No portion of Mr. Mehmel’s December 20, 2018, January 30, 2020 or January 27, 2021 restricted stock awards will vest upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to each of Mr. Mehmel’s December 20, 2018 and January 27, 2021 restricted stock awards, the performance conditions have been satisfied with respect to 96,000 shares, and with respect to Mr. Mehmel’s January 30, 2020 restricted stock award, the performance conditions have been satisfied with respect to 77,000 shares. Each of these grants would vest pro rata (for each grant, based upon the portion of the performance period that has elapsed with respect to such grant multiplied by the number of shares with respect to which the performance conditions have been satisfied for such grant) upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control. In addition, upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, (i) Mr. Mehmel’s December 17, 2020 time-based restricted stock award would immediately vest pro rata based on the portion of the vesting period that has elapsed at the time of such termination, and (ii) both March 10, 2022 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each such March 10, 2022 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2022, the pro-rata portion of shares granted under Mr. Mehmel’s December 20, 2018, January 30, 2020, and January 27, 2021 restricted stock awards for which the performance conditions were satisfied are 90,678, 88,000 and 40,666 shares, respectively; the pro rata portion of shares granted under Mr. Mehmel’s December 17, 2020 time-based restricted stock award is 27,123; and, assuming performance at target levels, the pro rata portion of shares granted under Mr. Mehmel’s March 10, 2022 awards (in the aggregate) is 15,036. The value of these shares is reflected in the table above based on a value of $29.52 per share, the closing price of the Company’s common stock on September 30, 2022.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Mehmel and his eligible dependents will be provided health benefits (i) for nine months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until the earlier of December 31 of the second year following termination of employment and Mr. Mehmel’s commencing employment with another employer in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Mehmel’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Mehmel) that Mr. Mehmel would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Mehmel would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Mehmel without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2022, Mr. Mehmel would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Mehmel to avoid paying the excise tax.
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Brian G. Harris

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$251,350	$754,049		$1,256,748
Bonus	—	—	—	(2)	$2,083,899	(3)
Pro-Rata Bonus (4)	$251,350	$251,350	—		$771,667
Accelerated Restricted Stock Vesting (5)	$537,854	$537,854	$320,257		$2,818,894
Dividend Vesting (6)	$47,372	$47,372	$28,207		$251,161
Value of health benefits provided after termination (7)	—	$36,052	$88,618		$115,613
Modified 280G Cutback (8)	—	—	—		—
Totals	$836,576	$1,123,977	$1,191,130		$7,297,982

(1)	Upon a termination due to disability, Mr. Harris is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Harris is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Harris is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)	Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Harris will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Harris would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Harris’ bonus of $816,667 for fiscal year 2022 had been used in this calculation, the amount included above would be $816,667.

(3)	Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Harris is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of a one-time performance bonus of $250,000 paid based on the performance of the ClosetMaid business during the period October 1, 2017 to September 30, 2019 (as part of Mr. Harris’ 2019 bonus).

(4)	Upon termination due to death or disability, Mr. Harris is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Harris is entitled to receive a pro-rata bonus based on the greater of Mr. Harris’ target bonus for the year in which such termination occurs or the bonus received for the most recently completed fiscal year. Because Mr. Harris’ bonus for the 2021 fiscal year exceeds his target bonus for the 2022 fiscal year, and because the assumed termination date occurs on the last date of the 2022 fiscal year, the bonus reflected above is the full amount of Mr. Harris’ bonus for the 2021 fiscal year. Such amount would be paid in a lump sum.

(5)	Upon a termination due to death or disability at any time, Mr. Harris’ time-based restricted stock award granted on December 17, 2020 will vest in full and, unless such termination occurs within 12 months after a Change in Control, Mr. Harris’ performance-based stock awards would be forfeited. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Harris’ unvested restricted stock awards will vest in full. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Harris’ December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination) and Mr. Harris’ performance-based stock awards would be forfeited. Assuming a termination date of September 30, 2022, the pro-rata portion of shares granted under Mr. Harris’ December 17, 2020 time-based restricted stock award is 10,849 shares. The values provided above are calculated based on a value of $29.52 per share, the closing price of the Company’s common stock on September 30, 2022.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Harris and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in
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Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Harris’ benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Harris) that Mr. Harris would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Harris would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Harris without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2022, Mr. Harris’ benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

Seth L. Kaplan

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$229,055	$687,165		$1,145,275
Bonus	—	—	—	(2)	$2,042,233	(3)
Pro-Rata Bonus (4)	$229,055	$229,055	—		$771,667
Accelerated Restricted Stock Vesting (5)	$537,854	$537,854	$320,257		$2,633,036
Dividend Vesting (6)	$47,372	$47,372	$28,207		$234,516
Value of health benefits provided after termination (7)	—	$25,513	$62,712		$81,815
Modified 280G Cutback (8)	—	—	—		—
Totals	$814,281	$1,068,849	$1,098,341		$6,908,542

(1)	Upon a termination due to disability, Mr. Kaplan is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Kaplan is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Kaplan is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Kaplan will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Kaplan would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Kaplan’s bonus of $816,667 for fiscal year 2022 had been used in this calculation, the amount included above would be $816,667.

(3)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Kaplan is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of a one-time performance bonus of $200,000 paid based on the performance of the ClosetMaid business during the period October 1, 2017 to September 30, 2019 (as part of Mr. Kaplan’s 2019 bonus).

(4)	Upon a termination due to death or disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the bonus received for the most recently completed fiscal year. Because Mr. Kaplan’s bonus for the 2021 fiscal year exceeds his target bonus for the 2022 fiscal year, and because the assumed termination date occurs on the last date of the 2022 fiscal year, the bonus reflected above is the full amount of Mr. Kaplan’s bonus for the 2021 fiscal year. Such amount would be paid in a lump sum.

(5)	Upon a termination due to death or disability at any time, Mr. Kaplan’s time-based restricted stock award granted on December 17, 2020 will vest in full and, unless such termination occurs within 12 months after a Change in Control, Mr. Kaplan’s performance-based stock awards would be forfeited. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Kaplan’s unvested restricted stock awards will vest in full. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case
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other than within 24 months after a Change in Control, Mr. Kaplan’s December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination) and Mr. Kaplan’s performance-based stock awards would be forfeited. Assuming a termination date of September 30, 2022, the pro-rata portion of shares granted under Mr. Kaplan’s December 17, 2020 time-based restricted stock award is 10,849 shares. The values provided above are calculated based on a value of $29.52 per share, the closing price of the Company’s common stock on September 30, 2022.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Kaplan and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the total estimated cost of providing such health benefits.

(8)	Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kaplan would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2022, Mr. Kaplan’s benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee’s pay and the ratio of our CEO’s pay to the median employee’s pay. Mr. Kramer’s pay for fiscal 2022, as indicated in our 2022 Summary Compensation Table, was $14,288,968, and the fiscal 2022 pay of our median employee, determined in the manner set forth below, was $53,347. The ratio of Mr. Kramer’s pay to our median employee’s pay as determined under applicable SEC rules is therefore 268:1.

In selecting the median employee, we used our global employment roster, other than our CEO, as of June 30, 2021. Pursuant to SEC rules, once we identify our median employee, we can generally use that median employee for three years, unless changes in our employee population or employee compensation arrangements would result in a significant change in our CEO pay ratio. In calculating our CEO pay ratio, we have continued to use the individual identified in 2021 as the median employee because we believe that any change to our actual median employee that would result from changes in our employee population or employee compensation arrangements would not result in a significant change in our CEO pay ratio. In identifying that median employee, we used annual taxable earnings for calendar year 2020 as our compensation definition, which we gathered from payroll records. For any foreign country in which the latest period for which annual taxable earnings was calculated was not calendar year 2020, we used the most recent annual period. We did not utilize cost-of-living adjustments. We annualized pay for permanent employees who commenced work during 2020. We did not exclude any employees in a foreign country. Our total number of employees as of the determination date was 7,449, with U.S. employees totaling 5,563 and employees in a foreign country totaling 1,886. Approximately one-third of these employees are salaried and approximately two-thirds of these employees, including the person who was determined to be the median employee, are paid on an hourly basis.

Directors’ Compensation

In March 2022, following consultation with our independent compensation consultant, we adopted a revised director compensation program with the goal of compensating our directors in line with market practice.

Directors who are not our employees receive a base annual retainer fee of $70,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. Our lead independent director receives an additional fee of $25,000 per annum. The chair of each of our audit, compensation, finance, and nominating and corporate governance committees receives an additional fee per annum of $20,000, $17,500, $15,000 and $15,000, respectively. The chair of the Committee on Strategic Considerations, a special committee formed to oversee the Company’s strategic alternatives process, receives an annual fee of $15,000. All of these fees are paid to our non-employee directors in cash. Directors who are employees are not eligible to receive director fees.

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At the time of the annual meeting of stockholders each year, each non-employee director receives a grant of restricted shares of our common stock with a value of $100,000. If a director is elected to the Board at any time other than at the annual meeting of stockholders, such director would receive a pro-rated grant. These restricted shares vest in full after one year. In 2022, the annual grant to each of Mr. Grabowsky, Mr. Sullivan and Ms. Turnbull was increased by a value of $25,000 in recognition of the substantial additional time and effort on the part of each of them preparing for and participating in numerous meetings in connection with the proxy contest related to the election of directors at the 2022 annual meeting of shareholders.

Our directors are subject to our stock ownership guidelines, which are described above. Each director is expected to acquire, within four years of joining the Board, shares of Griffon’s common stock equal in value to four times the base annual retainer fee. Each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified four year period.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2022.

Fiscal 2022 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)(3)
Henry A. Alpert	125,500	99,993	225,493
Thomas J. Brosig	121,500	99,993	221,493
Jerome L. Coben	149,500	99,993	249,493
H. C. Charles Diao	85,000	99,993	184,993
Louis J. Grabowsky	144,000	125,003	269,003
Rear Admiral Robert G. Harrison	107,500	99,993	207,493
Lacy M. Johnson	113,500	99,993	213,493
General Victor E. Renuart	88,000	99,993	187,993
James W. Sight	129,500	99,993	229,493
Samanta Hegedus Stewart	103,000	99,993	202,993
Kevin F. Sullivan	149,500	125,003	274,503
Michelle L. Taylor	90,500	99,993	190,493
Cheryl L. Turnbull	138,500	125,003	263,503
William H. Waldorf (1)	21,500	—	21,500

(1)	Mr. Waldorf retired from the Board on February 18, 2022.

(2)	Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2022.

As of September 30, 2022, each of Messrs. Alpert, Brosig, Harrison, Renuart and Sight, and Ms. Stewart, held 8,077 shares of restricted stock outstanding; each of Mr. Grabowsky, Mr. Sullivan and Ms. Turnbull held 9,139 shares of restricted stock outstanding; each of Mr. Diao and Ms. Taylor held 4,246 shares of restricted stock outstanding; and Messrs. Johnson, Coben and Waldorf held 9,461, 8,149 and 3,831 shares, respectively, of restricted stock outstanding.

(3)	During fiscal 2022, each of our non-employee directors participated in group life and accidental death and dismemberment policies maintained by us for our U.S. employees, for which we pay the group premiums. We also maintain a healthcare consulting service for our U.S. employees and offer our non-employee directors the opportunity to participate in this service at our cost. The total allocated cost for each such individual for the foregoing services is less than $5,000 per year (and is not reflected in this chart).
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PROPOSAL 2 – ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Summary

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view regarding compensation to our named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

We currently conduct an advisory vote on the compensation of our named executives annually and the next such stockholder advisory vote after our 2023 Annual Meeting will take place at our 2024 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
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PROPOSAL 3 – FREQUENCY OF ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Summary

We are asking our stockholders to cast an advisory vote on how often we should include a “say-on-pay” proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting in which we must include executive compensation information. This proposal gives our stockholders the opportunity to express their view regarding whether we should hold a “say-on-pay” vote every year, every two years, or every three years.

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Griffon. It believes that an advisory vote on “say on pay” every year represents the correct approach to receiving shareholder input regarding the compensation of our executive officers.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you cast your vote regarding this proposal.

While this vote is advisory and non-binding in nature, it is the intention of the Board to take into consideration the preference of our shareholders when it adopts its policy regarding how frequently to seek an advisory vote on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS TO OCCUR EVERY YEAR
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AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended September 30, 2022.

The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Fees of Independent Registered Public Accounting Firm” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee* Louis J. Grabowsky (Chairman) Thomas J. Brosig James W. Sight Kevin F. Sullivan Michelle L. Taylor

*	William H. Waldorf was a member of the Board and of the Audit Committee until his retirement from the Board as of the 2022 Annual Meeting of Shareholders. James W. Sight and Michelle L. Taylor became members of the Audit Committee on March 3, 2022.
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PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary

We are asking the stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Although the Company is not required to submit this matter to its stockholders for approval, the Board of Directors believes that its stockholders should have the opportunity to express their view regarding the appointment of the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2023.

Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed by Grant Thornton LLP for services rendered in respect of fiscal 2021 and fiscal 2022 are set forth below:

Type of Fee	Fiscal 2022	Fiscal 2021
Audit Fees	$3,354,059	$3,075,490
Audit-Related Fees	$1,153,159	$33,500
Tax Fees	—	—
All Other Fees	—	—

The audit-related fees set forth above for fiscal 2022 related to stand-alone audits for our Home and Building Products segment and our Consumer and Professional Products segment.

Our Audit Committee has determined that the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with this statement of principles, all non-prohibited services to be provided by the independent registered public accounting firm are to be approved by the Audit Committee in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

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Vote Required

The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

The ratification of the independent registered public accounting firm is considered a “routine” matter as to which, under applicable NYSE rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting (so-called “broker non-votes”). Accordingly, at our meeting, these shares will be counted as voted by the brokerage firm with respect to this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $50,000 in which we or any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities, or any of their immediate family members, participates or otherwise has a certain level of affiliation or interest. The policy also sets forth certain processes and procedures for the Company to monitor and identify related party transactions. The Audit Committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Executive Officer is responsible for evaluating and authorizing any transaction with a value between $50,000 and $120,000, unless the Chief Executive Officer is a related person with respect to the transaction under review, in which case the Audit Committee shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the Audit Committee or the Chief Executive Officer under this policy include the following:

●	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person
●	the price or other consideration involved
●	the benefits to us
●	the availability of other sources for the product or service that is the subject of the transaction
●	the timing of the transaction
●	the potential impact of the transaction on a director’s independence
●	any other factors deemed relevant

On December 20, 2021, Griffon announced that it entered into a definitive agreement to acquire Hunter, a market leader in residential ceiling, commercial, and industrial fans, from MidOcean for $845 million, subject to closing adjustments. The acquisition of Hunter closed on January 24, 2022. Kevin F. Sullivan, a member of our Board, was at the time a Managing Director of MidOcean Credit. Hunter was a portfolio company of MidOcean’s private equity business. Mr. Sullivan’s duties and responsibilities were solely with MidOcean Credit; he had no duties or responsibilities relating to MidOcean’s private equity business. Mr. Sullivan had no pecuniary or financial interest in the Hunter transaction and no involvement with the decision or approval by MidOcean relating to the sale of Hunter to Griffon. Notwithstanding the foregoing, to avoid even the appearance of impropriety, Mr. Sullivan was recused from all Griffon Board and Board committee discussions, meetings, approvals and votes relating to the purchase by us of Hunter from MidOcean. The Audit Committee (with Mr. Sullivan recusing himself) considered whether the Hunter transaction was a related party transaction and determined that (i) based on the foregoing facts, it was not a related party transaction, and (ii) if it were to be considered a related party transaction, it would not act as a bar to Griffon entering into the transaction because, among other things, pursuing the transaction was in Griffon’s best interest.

Travis W. Cocke, a director of Griffon, is the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC. On January 8, 2023, Griffon entered into a Cooperation Agreement with Voss, a shareholder that beneficially owns approximately 6.0% of our common stock, pursuant to which, among other things, Griffon agreed to appoint Mr. Cocke to the Board effective January 9, 2023 and nominate Mr. Cocke for election at the Annual Meeting. Additionally, pursuant to the Cooperation Agreement, Griffon has agreed to reimburse Voss for its reasonable and documented out-of-pocket fees, costs and expenses, not to exceed $500,000, incurred by Voss in connection with legal matters related to the 2023 Annual Meeting including, among other things, negotiation of the Cooperation Agreement. Voss has also agreed to neither contest nor to encourage others to contest our recommendations set forth herein at the 2023 Annual Meeting. Except pursuant to the Cooperation Agreement and in connection with Mr. Cocke’s appointment to the Board, there have

89

been no transactions or arrangements between Griffon and any of the Voss parties. Additional information pertaining to the Cooperation Agreement between Griffon and Voss can be found on page 16 of this Proxy Statement. In addition, a summary of the Cooperation Agreement is included in a Form 8-K filed with the U.S. Securities and Exchange Commission on January 9, 2023, with the full Cooperation Agreement filed as an exhibit to the Form 8-K.

FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2022 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $25,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or other means. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Griffon stock, your broker, bank or other nominee may deliver only one copy of the Notice of Internet Availability of Proxy Materials (and this Proxy Statement and our 2022 Annual Report, if you have elected to receive paper copies) to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials (and of this Proxy Statement and our 2022 Annual Report, if applicable) to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit this request in writing to American Stock Transfer and Trust Company, Proxy Fulfillment Services, 6201 15th Avenue, Brooklyn, NY 11219, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

90

Deadline for Submission of Stockholder Proposals for the 2024 Annual Meeting

Proposals of stockholders intended to be presented at the 2024 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than October 2, 2023 be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 75 days and not more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received prior to December 1, 2023 or after December 31, 2023, the notice will be considered untimely and we will not be required to present such proposal at the 2024 Annual Meeting. If the Board of Directors chooses to present a proposal submitted prior to December 1, 2023 or after December 31, 2023 at the 2024 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2024 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffon.com.

By Order of the Board of Directors SETH L. KAPLAN Senior Vice President, General Counsel and Secretary

Dated: January 30, 2023

New York, New York

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0

GRIFFON CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
March 15, 2023

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints RONALD J. KRAMER and SETH L. KAPLAN, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on March 15, 2023 and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

March 15, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20803004003000000000	6	031523
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Travis W. Cocke ¡ H. C. Charles Diao ¡ Louis J. Grabowsky ¡ Lacy M. Johnson ¡ James W. Sight ¡ Samanta Hegedus Stewart ¡ Michelle L. Taylor ¡ Cheryl L. Turnbull

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
		FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends that you select ONE YEAR on the proposal concerning the frequency of future advisory votes on the compensation of our executive officers.

	1 YEAR	2 YEAR	3 YEAR	ABSTAIN
3.	Frequency of future advisory votes on the compensation of our executive officers. ☐	☐	☐	☐

The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.
		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

March 15, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20803004003000000000	6	031523

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Travis W. Cocke ¡ H. C. Charles Diao ¡ Louis J. Grabowsky ¡ Lacy M. Johnson ¡ James W. Sight ¡ Samanta Hegedus Stewart ¡ Michelle L. Taylor ¡ Cheryl L. Turnbull

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
		FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends that you select ONE YEAR on the proposal concerning the frequency of future advisory votes on the compensation of our executive officers.

	1 YEAR	2 YEAR	3 YEAR	ABSTAIN
3.	Frequency of future advisory votes on the compensation of our executive officers. ☐	☐	☐	☐

The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.
		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

GRIFFON CORPORATION

To Be Held On:

March 15, 2023

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to security holders are available at: http://www.astproxyportal.com/ast/03170.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before March 1, 2023.

Please visit http://www.astproxyportal.com/ast/03170, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. The Annual Meeting will be held at the offices of Dechert LLP, 1095 Avenue of Americas, New York, NY 10036, on Wednesday, March 15, 2023 at 10:00 a.m. You may obtain directions to the meeting by accessing the following website: http://www.dechert.com/new_york/.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends a vote FOR the election of directors.		The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
1. ELECTION OF THE FOLLOWING NOMINEES:		2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
NOMINEES:	Travis W. Cocke H. C. Charles Diao Louis J. Grabowsky Lacy M. Johnson James W. Sight Samanta Hegedus Stewart Michelle L. Taylor Cheryl L. Turnbull	The Board of Directors recommends that you select ONE YEAR on the proposal concerning the frequency of future advisory votes on the compensation of our executive officers.
		3.	Frequency of future advisory votes on the compensation of our executive officers.
The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.
		4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2023.
		5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.